                                  EXHIBIT 3(a)

                                      INDEX


Restated Certificate of Incorporation filed in Delaware 9/10/96

Certificate of Designations, Preferences and Rights of Series E Convertible Preferred Stock filed in Delaware 12/9/96

Certificate of Amendment of Second (sic) Fourth Restated Certificate of Incorporation filed in Delaware 7/17/97

Certificate of Amendment of Certificate of Incorporation filed in Delaware
7/14/98

Certificate of Amendment of Restated Certificate of Incorporation filed in Delaware 10/20/98

Certificate of Designations, Rights and Preferences of Series F Convertible Preferred Stock filed in Delaware 3/1/02

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          SECOND (SIC) FOURTH RESTATED CERTIFICATE OF INCORPORATION OF
                            OXIS INTERNATIONAL, INC.
        UNDER SECTION 242 AND SECTION 245 OF THE GENERAL CORPORATION LAW
                            OF THE STATE OF DELAWARE


         We, RAY R. ROGERS, Chairman of the Board, and JON S. PITCHER, Secretary, of OXIS INTERNATIONAL, INC., a Delaware corporation organized and existing under the General Corporation Law of the State of Delaware, HEREBY CERTIFY that:

         1.       The name of the corporation is OXIS INTERNATIONAL, INC.

         2. The original Certificate of Incorporation was filed under the name of Diagnostic Data, Inc. on October 15, 1973.

         3. On March 11, 1985, the corporation changed the name of the corporation to DDI Pharmaceuticals, Inc., and another name change to OXIS INTERNATIONAL, INC. was effected on September 7, 1994.

         4. This Fourth Restated Certificate of Incorporation restates and integrates and further amends the provisions of the corporation's original Certificate of Incorporation.

         5. This Fourth Restated Certificate of Incorporation has been duly adopted in accordance with Section 242 and Section 245 of the General Corporation Law of the State of Delaware and the text of such Fourth Restated Certificate of Incorporation is as follows:


Filed Delaware
9/10/96

                  FOURTH RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                            OXIS INTERNATIONAL, INC.


         FIRST: The name of the corporation (hereinafter called "Company" or "Corporation") is OXIS INTERNATIONAL, INC.

         SECOND: The registered office of the Company in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, in the County of New Castle. The name of its registered agent at that address is The Corporation Trust Company.

         THIRD: The purpose of the Company is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

         FOURTH:
                                 I. COMMON STOCK
                                    --------

         The Company is authorized to issue a total of Forty Million (40,000,000) shares of Common Stock, each of which shares of Common Stock has a par value of Fifty Cents ($0.50). Dividends may be paid on the Common Stock as and when declared by the Board of Directors, out of any funds of the Company legally available for the payment of such dividends, and each share of Common Stock will be entitled to one vote on all matters on which such stock is entitled to vote. All duly authorized One Dollar ($1.00) par value shares outstanding shall be deemed shares having a par value of Fifty Cents ($0.50).

                               II. PREFERRED STOCK
                                    ---------

         The Company is authorized to issue a total of Fifteen Million (15,000,000) shares of Preferred Stock ($0.01 par value), each of which shares of Preferred Stock may be issued in one or more series of stock within the class of Preferred Stock. Each series may have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors pursuant to authority hereby expressly vested in it by the provisions of this Fourth Restated Certificate of Incorporation.

          A.      SERIES A PREFERRED STOCK. A series of the class of Preferred
                  ------------------------
Stock of the Company shall be hereby created, and the shares of such series shall be designated as "Series A Preferred Stock." The number of shares of the class of Preferred Stock shall be 100,000, and the preferences and rights of the shares of such series shall be the same as the rights of the shares of

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Common Stock of the Company except that the shares of such series shall have no voting power and that in the event of any liquidation, dissolution, or winding up of the Company, the holders of the Series A Preferred Stock shall be entitled to receive prior to and in preference to any distribution of any assets or surplus funds of the Company to the holders of Common Stock by reason of their ownership thereof, the amount of $.01 per share. If at any time and from time to time any holder of shares of Series A Preferred Stock owns less than 4.99% of the then outstanding shares of the Common Stock of the Company, a portion of such holder's shares of Series A Preferred Stock shall automatically convert into shares of the Company's Common Stock (on the basis of one share of Series A Preferred Stock converting into one fully paid and nonassessable share of Common Stock of the Company) until such holder owns 4.99% of the then outstanding shares of the Company's Common Stock.

         B.       SERIES B PREFERRED STOCK. A series of the class of Preferred
                  ------------------------
Stock of the Company shall be hereby created, and the shares of such series shall be designated as "Series B Preferred Stock", par value $0.01 per share. The number of shares constituting such series shall be 642,583 and the rights, preferences, privileges and restrictions granted to or imposed upon the Series B Preferred Stock are as follows:

                  1.       Series B Dividends.
                           ------------------

                           (a)      The holders of outstanding Series B
Preferred Stock shall be entitled to receive in any fiscal year, when, as and if declared by the Board of Directors, out of any assets at the time legally available therefor, dividends at the rate of $0.115 per share of Series B Preferred Stock per annum before any dividend or distribution (other than pursuant to Section B.4) is paid on Common Stock. Such dividend or distribution may be payable annually or otherwise as the Board of Directors may from time to time determine. Dividends or distributions (other than dividends payable solely in shares of Common Stock or distributions pursuant to Section B.4) of up to $0.115 per share may be declared and paid upon shares of Common Stock in any fiscal year of the Corporation only if dividends shall have been paid on and declared and set apart upon all shares of Series B Preferred Stock at such annual rate in such year. After dividends or distributions of $0.115 per share have been declared and paid on the Common Stock in any fiscal year, all further dividends and distributions during such fiscal year shall be distributed among the holders of the Common Stock and the Series B Preferred Stock in proportion to the shares of Common Stock then held by them and the shares of Common Stock which they then have the right to acquire upon conversion of the shares of Series B Preferred Stock then held by them. The right to such dividends on shares of Series B Preferred Stock shall not be cumulative and no right shall accrue to holders of shares of Series B Preferred Stock by reason of the fact that dividends on said shares are not declared in any prior year, nor shall any undeclared or unpaid dividend bear or accrue interest.

                  2.       Series B Voting Rights.
                           ----------------------

                           (a)      Each holder of shares of Series B Preferred
Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which such holder's shares of Series B Preferred Stock could be converted on the record date for the vote or consent of stockholders and, except as otherwise provided herein, shall have voting rights and powers equal to the voting rights and powers of the Common Stock. The holder of each share of Series B Preferred Stock shall be entitled to notice of any stockholders' meeting in accordance with the Bylaws of the Corporation and shall vote with holders of the Common Stock upon the election of directors and upon any other matter submitted to a vote of stockholders, except those matters required by law to be submitted to a class or series vote and except as otherwise provided in Section B.2(b)hereof. Fractional votes by the holders of Series B Preferred Stock shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares into which shares of Series B Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number.

                           (b)      The number of directors shall be set as
provided in the Bylaws of the Corporation. So long as any shares of Series B Preferred Stock remain outstanding, the holders of the Series B Preferred Stock outstanding shall vote together with the Common Stock as a single class with respect to the election of directors.

                  3.       Series B Conversion. The holders of Series B
                           -------------------
Preferred Stock shall have conversion rights as follows (the "Conversion
Rights");

                           (a)      Right to Convert. Each share of Series B
                                    ----------------
Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $2.33433 by the Series B conversion Price, determined as hereinafter provided, in effect on the date the certificate is surrendered for conversion. The price at which shares of Common Stock shall be deliverable upon conversion of shares of the Series B Preferred Stock (the "Series B Conversion Price") shall initially be $2.33433 per share of Common Stock. Such initial Series B Conversion Price shall be adjusted as hereinafter provided.

                           (b)      Automatic Conversion. Each share of Series B
                                    --------------------
Preferred Stock shall automatically be converted into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $2.33433 by the Series B Conversion Price, in effect on the date of the receipt by the Corporation of the written consent to, or request for, such conversion from holders of at least three-fourths (3/4) of the Series B Preferred Stock then outstanding.

                           (c)      Mechanics of Conversion.
                                    -----------------------

                                    (i) Before any holder of Series B Preferred
Stock shall be entitled to convert the same into shares of Common Stock, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for such stock, and shall give written notice to the Corporation at such office that he elects to convert the same and shall state therein the name or names in which he wishes the certificate or certificates for shares of Common Stock to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series B Preferred Stock, a certificate or certificates for the number of shares of Common Stock to which he shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of surrender of the shares of Series B Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

                                    (ii) If a voluntary conversion is made in
connection with an underwritten offering of securities pursuant to a registration statement filed pursuant to the Securities Act of 1933, as amended (the "Securities Act"), the conversion may, at the option of any holder tendering shares of Series B Preferred Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock upon conversion of the Series B Preferred Stock shall not be deemed to have converted such Series B Preferred Stock until immediately prior to the closing of such sale of securities.

                           (d)      Adjustments for Stock Dividends,
                                    --------------------------------
Subdivisions, or Split-ups of Common Stock. If the number of shares of Common
------------------------------------------
Stock outstanding at any time after the filing of the original Certificate of Designation with respect to the Series B Preferred Stock (July 19, 1995) is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then, effective at the close of business upon the record date fixed for the determination of holders of Common Stock entitled to receive such stock dividend, subdivision or split-up, the Conversion Price for the Series B Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of Series B Preferred Stock shall be increased in proportion to such increase of outstanding shares of Common Stock.

                           (e)      Adjustments for Combinations of Common
                                    --------------------------------------
Stock. If the number of shares of Common Stock outstanding at any time after the
-----
filing of the original Certificate of Designation with respect to the Series B Preferred Stock (July 19, 1995) is decreased by a combination of the outstanding shares of Common Stock, then, effective at the close of business upon the record date of such combination, the Conversion Price for the Series B Preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of Series B Preferred Stock shall be decreased in proportion to such decrease in outstanding shares of Common Stock.

                           (f)      Adjustments for Other Distributions. In the
                                    -----------------------------------
event the Corporation at any time or from time to time makes, or fixes a record date for the determination of holders of Common Stock entitled to receive any distribution payable in securities of the Corporation other than shares of Common Stock, then and in each such event provision shall be made so that the holders of Series B Preferred Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Corporation which they would have received had their Series B Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the date of conversion, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Section B.3(f) with respect to the rights of the holders of the Series B Preferred Stock.

                           (g)      Adjustments for Reorganizations,
                                    --------------------------------
Reclassifications, etc. If the Common Stock issuable upon conversion of the
----------------------
Series B Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock or other securities or property, whether by reclassification, a merger or consolidation of this Corporation with or into any other corporation or corporations, or a sale of all or substantially all of the assets of this Corporation, or otherwise, the Conversion Price then in effect shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted such that the Series B Preferred Stock shall be convertible into, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of stock or securities or other property equivalent to the number of shares of Common Stock that would have been subject to receipt by the holders upon conversion of the Series B Preferred Stock immediately before such event; and, in any such case, appropriate adjustment (as determined by the Board) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of the Series B Preferred Stock, to the end that the provisions set forth herein (including provisions with respect to changes in and other adjustments of the Conversion Price) shall thereafter be applicable, as nearly as may be reasonable, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Series B Preferred Stock.

                           (h)      Certificates as to Adjustments. Upon the
                                    ------------------------------
occurrence of each adjustment or readjustment of the Series B Conversion Price pursuant to this Section B.3, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series B Preferred Stock a certificate executed by the Corporation's President or Chief Financial Officer setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series B Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustments and readjustments, (B) the Conversion Price for such Series B Preferred Stock at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of the Series B Preferred Stock.

                           (i)      Notices of Record Date. In the event that
                                    ----------------------
the Corporation shall propose at any time: (a) to declare any special dividend or distribution upon its Common Stock, whether in cash, property, stock or other securities, whether or not out of earnings or earned surplus; (b) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights; (c) to effect any reclassification or recapitalization of its Common Stock outstanding involving a change in the Common Stock; or (d) to merge or consolidate with or into any other corporation (other than a mere reincorporation transaction), or sell, lease or convey all or substantially all of its assets, or to liquidate, dissolve or wind up; then, in connection with each such event, the Corporation shall send to the holders of Series B Preferred Stock:

                                    (i) at least twenty (20) days' prior written
notice of the date on which a record shall be taken for such dividend, distribution or subscription rights (and specifying the date on which the holders of Common Stock shall be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to in (c) and (d) above; and

                                    (ii) In the case of the matters referred to
in (c) and (d) above, at least twenty (20) days' prior written notice of the date when the same shall take place (and specifying the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event).

                           (j)      Reservation of Stock Issuable Upon
                                    ----------------------------------
Conversion. The Corporation shall at all times reserve and keep available out of
----------
its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series B Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series B Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series B Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including, without limitation, engaging in its best efforts to obtain the requisite stockholder approval of any necessary amendment to the Certificate of Incorporation.

                           (k)      Fractional Shares. No fractional share shall
                                    -----------------
be issued upon the conversion of any share or shares of Series B Preferred Stock. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series B referred Stock by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of a fraction of a share of Common Stock, the Corporation shall, in lieu of issuing any fractional share, pay the holder otherwise entitled to such fraction a sum in cash equal to the fair market value of such fraction on the date of conversion (as determined in good faith by the board of directors of the Corporation).

                           (l)      Notices. Any notice required by the
                                    -------
provisions of this Section B.3 to be given to the holders of shares of Series B Preferred Stock shall be deemed given on the date of delivery if delivered by hand delivery or by facsimile, or, if deposited in the United States mail (registered or certified), postage prepaid, and addressed to each holder of record at his or its address appearing on the books of the Corporation.

                  4.       Series B Liquidation Preferences.
                           --------------------------------

                           (a)      In the event of any liquidation, dissolution
or winding up of the Corporation whether voluntary or involuntary, the holders of the Series B Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of Common Stock or any other shares of this corporation other than Series B Preferred Stock by reason of their ownership thereof, the amount of $2.33433 per share (as adjusted for any stock dividends, combinations or splits with respect to such shares), plus all declared or accrued but unpaid, dividends on such share, for each share of Series B Preferred Stock then held by them. If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series B Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amount, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series B Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to receive.

                           (b)      After the payment to the holders of the
Series B Preferred Stock of the amounts set forth in Section B.4(a) above, the holders of the Common Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the other capital stock of the Company by reason of their ownership thereof, an aggregate distribution equal to the total consideration received by the Corporation for the sale and issuance of all issued and outstanding Series B Preferred Stock, with each holder of Common Stock participating on a pro rata basis based on the number of shares of Common Stock they own. If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Common Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amount, then all assets and funds of the Corporation legally available for distribution after the payment to the holders of the Series B Preferred Stock of the amounts set forth in Section B.4(a) shall be distributed ratably among the holders of the Common Stock in proportion to the preferential amount each such holder is otherwise entitled to receive.

                           (c)      After payments to (i) the holders of the
Series B Preferred Stock of the amounts set forth in Section B.4(a) above, and
(ii) the holders of the Common Stock of the amounts set forth in Section B.4(b) above, the entire remaining assets and funds of the Corporation legally available for distribution, if any, shall be distributed among the holders of the Common Stock and the Series B Preferred Stock in proportion to the shares of Common Stock then held by them and the shares of Common Stock which they then have the right to acquire upon conversion of the shares of Series B Preferred Stock then held by them.

                  5.       Series B Protective Provisions. In addition to any
                           ------------------------------
other rights provided by law, so long as any share of Series B Preferred Stock shall be outstanding, the Corporation shall not, without first obtaining the affirmative vote or written consent of the holders of the majority of the outstanding shares of Series B Preferred Stock voting separately as a separate class, take any action which alters or changes any of the rights, privileges or preferences of the Series B Preferred Stock, including without limitation increasing or decreasing the aggregate number of authorized shares of such series other than an increase incident to a stock split.

         C.       SERIES C PREFERRED STOCK. A series of the class of Preferred
                  ------------------------
Stock of the Company shall be hereby created, and the shares of such series shall be designated as "Series C

Preferred Stock", par value $0.01 per share. The number of shares constituting such series shall be 3,076,923 and the rights, preferences, privileges and restrictions granted to or imposed upon the Series C Preferred Stock are as follows:

                  1.       Series C Dividends.
                           ------------------

                           (a)      The holders of outstanding Series C
Preferred Stock shall be entitled to receive in any fiscal year, when, as and if declared by the Board of Directors, after the payment of dividends on Series B Preferred Stock, out of any assets at the time legally available therefor, dividends in amounts determined by the Corporation's Board of Directors before any other dividend or distribution (other than pursuant to Section C.4, or distributions with respect to the Series B Preferred Stock) is paid on Common Stock. Such dividend or distribution may be payable annually or otherwise as the Board of Directors may from time to time determine. The right to such dividends on shares of Series C Preferred Stock shall not be cumulative and no right shall accrue to holders of shares of Series C Preferred Stock by reason of the fact that dividends on said shares are not declared in any prior year, nor shall any undeclared or unpaid dividend bear or accrue interest.

                  2.       Series C Voting Rights. Each holder of shares of
                           ----------------------
Series C Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which such holder's shares of Series C Preferred Stock could be converted on the record date for the vote or consent of stockholders multiplied by the Voting Power Fraction and, except as otherwise provided herein, shall have voting rights and powers equal to the voting rights and powers of the Common Stock. The Voting Power Fraction shall equal $1.30 divided by the average closing bid price of the Company's Common Stock during the 15 consecutive trading days immediately prior to the date the Series C Preferred was purchased (the "Average Closing Price"); but in no event shall be greater than one (1). The holder of each share of Series C Preferred Stock shall be entitled to notice of any stockholders' meeting in accordance with the Bylaws of the Corporation and shall vote with holders of the Common Stock upon the election of directors and upon any other matter submitted to a vote of stockholders, except those matters required by law to be submitted to a class or series vote. Fractional votes by the holders of Series C Preferred Stock shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares into which shares of Series C Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number.

                  3.       Series C Conversion. The holders of Series C
                           -------------------
Preferred Stock shall have conversion rights as follows (the "Conversion
Rights"):

                           (a)      Right to Convert. Each share of Series C
Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $1.30 by the Series C Conversion Price, determined as hereinafter provided, in effect on the date the certificate is surrendered for conversion. The Series C Conversion Price shall initially be $1.30. Such initial Series C Conversion Price shall be adjusted as hereinafter provided.

                           (b)      Mechanics of Conversion.
                                    -----------------------

                                    (i) Before any holder of Series C Preferred
Stock shall be entitled to convert the same into shares of Common Stock, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for such stock, and shall give written notice to the Corporation at such office that he elects to convert the same and shall state therein the name or names in which he wishes the certificate or certificates for shares of Common Stock to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series C Preferred Stock, a certificate or certificates for the number of shares of Common Stock to which he shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of surrender of the shares of Series C Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

                                    (ii) If a voluntary conversion is made in
connection with an underwritten offering of securities pursuant to a registration statement filed pursuant to the Securities Act of 1933, as amended (the "Securities Act"), the conversion may, at the option of any holder tendering shares of Series C Preferred Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock upon conversion of the Series C Preferred Stock shall not be deemed to have converted such Series C Preferred Stock until immediately prior to the closing of such sale of securities.

                           (c)     Adjustments for Stock Dividends,
                                   --------------------------------
Subdivisions, or Split-ups of Common Stock. If the number of shares of Common
------------------------------------------
Stock outstanding at any time after the filing of the original Certificate of Designation with respect to the Series C Preferred Stock (February 8, 1996) is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then, effective at the close of business upon the record date fixed for the determination of holders of Common Stock entitled to receive such stock dividend, subdivision or split-up, the Series C Conversion Price shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of Series C Preferred Stock shall be increased in proportion to such increase of outstanding shares of Common Stock.

                           (d)      Adjustments for Combinations of Common
                                    --------------------------------------
Stock. If the number of shares of Common Stock outstanding at any time after the
-----
filing of the original Certificate of Designation with respect to the Series C Preferred Stock (February 8, 1996) is decreased by a combination of the outstanding shares of Common Stock, then, effective at the close of business upon the record date of such combination, the Series C Conversion Price shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of Series C Preferred Stock shall be decreased in proportion to such decrease in outstanding shares of Common Stock.

                           (e)      Adjustments for Other Distributions. In the
                                    -----------------------------------
event the Corporation at any time or from time to time makes, or fixes a record date for the determination of holders of Common Stock entitled to receive any distribution payable in securities of the Corporation other than shares of Common Stock, then and in each such event provision shall be made so that the holders of Series C Preferred Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Corporation which they would have received had their Series C Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the date of conversion, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Section C.3(e) with respect to the rights of the holders of the Series C Preferred Stock.

                           (f)      Adjustments for Reorganizations,
                                    --------------------------------
Reclassifications, etc. If the Common Stock issuable upon conversion of the
----------------------
Series C Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock or other securities or property, whether by reclassification, a merger or consolidation of this Corporation with or into any other corporation or corporations, or a sale of all or substantially all of the assets of this Corporation, or otherwise, the Series C Conversion Price then in effect shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted such that the Series C Preferred Stock shall be convertible into, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of stock or securities or other property equivalent to the number of shares of Common Stock that would have been subject to receipt by the holders upon conversion of the Series C Preferred Stock immediately before such event; and, in any such case, appropriate adjustment (as determined by the Board) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of the Series C Preferred Stock, to the end that the provisions set forth herein (including provisions with respect to changes in and other adjustments of the Series C Conversion Price) shall thereafter be applicable, as nearly as may be reasonable, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Series C Preferred Stock.

                           (g)      Certain Other Adjustment. If at any time
                                    ------------------------
after six (6)months following the consummation ("Closing") of the sale of Series C Preferred Stock purchased pursuant to those certain Subscription and Purchase Agreements between the Corporation and each holder of such Series C Preferred Stock (such Closing having occurred on May 9, 1996), any such holder converts the Series C Preferred Stock, then the Series C Conversion Price applicable to such holder's shares shall be the lesser of (i) $1.30, or (ii) the greater of
(x) .90 or (y) 80% of the average closing bid price of the Common Stock for the fifteen (15) consecutive trading days ending on the date immediately preceding the date notice of conversion is given. The Series C Conversion Price may only adjust once for each holder.

                           (h)      Company's Right to Automatically Convert. If
                                    ----------------------------------------
at any time after eight (8) months following the Closing the average closing bid price of the Corporation's Common Stock for 15 consecutive trading days as quoted on the Nasdaq National Market is equal to or greater than $2.60, the Corporation shall thereafter have the right to automatically convert the Series C Preferred Stock into such number of shares of Common Stock as is determined by dividing $1.30 by the then applicable Series C Conversion Price by notice given to such holders of Series C Preferred Stock.

                           (i)      Certificates as to Adjustments. Upon the
                                    ------------------------------
occurrence of each adjustment of the Series C Conversion Price pursuant to this Section C.3, the Corporation at its expense shall promptly compute such adjustment in accordance with the terms hereof and prepare and furnish to each applicable holder of Series C Preferred Stock a certificate executed by the Corporation's President or Chief Financial Officer setting forth such computation of adjustment.

                           (j)      Notices of Record Date. In the event that
                                    ----------------------
the Corporation shall propose at any time: (a) to declare any special dividend or distribution upon its Common Stock, whether in cash, property, stock or other securities, whether or not out of earnings or earned surplus; (b) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights; (c) to effect any reclassification or recapitalization of its Common Stock outstanding involving a change in the Common Stock; or (d) to merge or consolidate with or into any other corporation (other than a mere reincorporation transaction), or sell, lease or convey all or substantially all of its assets, or to liquidate, dissolve or wind up; then, in connection with each such event, the Corporation shall send to the holders of Series C Preferred Stock:

                                    (i) at least twenty (20) days' prior written
notice of the date on which a record shall be taken for such dividend, distribution or subscription rights (and specifying the date on which the holders of Common Stock shall be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to in (c) and (d) above; and

                                    (ii) in the case of the matters referred to
in (c) and (d) above, at least twenty (20) days' prior written notice of the date when the same shall take place (and specifying the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event).

                           (k)      Reservation of Stock Issuable Upon
                                    ----------------------------------
Conversion. The Corporation shall at all times reserve and keep available out of
----------
its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series C Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series C Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series C Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares s shall be sufficient for such purpose, including, without limitation, engaging in its best efforts to obtain the requisite stockholder approval of any necessary amendment to the Certificate of Incorporation.

                           (l)      Fractional Shares. No fractional share shall
                                    -----------------
be issued upon the conversion of any share or shares of Series C Preferred Stock. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series C Preferred Stock by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of a fraction of a share of Common Stock, the Corporation shall, in lieu of issuing any fractional share, pay the holder otherwise entitled to such fraction a sum in cash equal to the fair market value of such fraction on the date of conversion (as determined in good faith by the board of directors of the Corporation).

                           (m)      Notices. Any notice required by the
                                    -------
provisions of this Section C.3 to be given to the holders of shares of Series C Preferred Stock shall be deemed given on the date of delivery if delivered by hand delivery or by facsimile, or, if deposited in the United States mail (registered or certified), postage prepaid, and addressed to each holder of record at his or its address appearing on the books of the Corporation.

                  4.       Series C Liquidation Preferences. In the event of any
                           --------------------------------
liquidation, dissolution or winding up of the Corporation whether voluntary or involuntary, the holders of the Series C Preferred Stock shall participate on an equal basis with the holders of the Common Stock (as if the Series C Preferred Stock had converted into Common Stock) in any distribution of any of the assets or surplus funds of the Corporation.

                  5.       Series C Protective Provisions. In addition to any
                           ------------------------------
other rights provided by law, so long as any share of Series C Preferred Stock shall be outstanding, the Corporation shall not, without first obtaining the affirmative vote or written consent of the holders of the majority of the outstanding shares of Series C Preferred Stock voting separately as a separate class, take any action which alters or changes any of the rights, privileges or preferences of the Series C Preferred Stock, including without limitation increasing or decreasing the aggregate number of authorized shares of such series other than an increase incident to a stock split.

         D.       SERIES D PREFERRED STOCK. A series of the class of Preferred
                  ------------------------
Stock of the Company shall be hereby created, and the shares of such series shall be designated as "Series D Preferred Stock", par value $0.01 per shares. The number of shares constituting such series shall be 2,000 and the stated value shall be One Thousand Dollars ($1,000) per share (the "Stated Value").

                  1.       Rank With Respect to Liquidation Event. In the event
                           --------------------------------------
of any distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of Series D Preferred Stock shall participate on an equal basis with (i) the holders of the Corporation's Common Stock, par value $.50 per share (the "Common Stock"), as if the Series D Preferred Stock had converted into Common Stock; (ii) the holders of the Corporation's Series C Preferred Stock, par value $.01 per share (the "Series C Preferred Stock"); and (iii) the holders of any class or series of capital stock of the Corporation hereafter created (with the consent of the holders of Series D Preferred Stock obtained in accordance with Section 7 hereof) which specifically, by its terms, ranks pari passu with the Series D Preferred Stock (collectively, with the Common Stock and the Series C Preferred Stock, "Pari Passu Securities").

                  2.       No Dividends. The Series D Preferred Stock will bear
                           ------------
no dividends, and the holders of the Series D Preferred Stock shall not be entitled to receive dividends on the Series D Preferred Stock.

                  3.       Cash Redemption of Premium by Corporation;
                           ------------------------------------------
Redemption of Series D Preferred Stock.
--------------------------------------

                           (a)      The Corporation shall have the right, in its
sole discretion, upon receipt of a Notice of Conversion pursuant to Section 4(d) or in the event of a Mandatory Conversion effected in accordance with Section 5 hereof, to redeem all or any portion of the Premium (as defined in Section 4(a) below) subject to such conversion for a sum of cash equal to the amount of the Premium being so redeemed. All cash redemption payments hereunder shall be paid in lawful money of the United States of America at such address for the holder as appears on the record books of the Corporation (or at such other address as such holder shall hereafter give to the Corporation by written notice). In the event the Corporation elects, pursuant to this Section 3(a), to redeem all or any portion of the Premium in cash and fails to pay such holder the applicable redemption amount to which such holder is entitled by depositing a check in the U.S. Mail to such holder within seven (7) business days of receipt by the Corporation of a Conversion Notice (in the case of a redemption in connection with an Optional Conversion) or May 15, 2001 (in the case of a redemption in connection with a Mandatory Conversion), the Corporation shall thereafter forfeit its right to redeem such Premium in cash and such Premium shall thereafter be converted into shares of Common Stock in accordance with Section 4 hereof.

                           (b)      Each holder of Series D Preferred Stock
shall have the right to require the Corporation to provide advance notice to such holder stating whether the Corporation will elect to redeem all or any portion of the Premium in cash pursuant to the Corporation's redemption rights discussed in Section D.3(a) as set forth herein. A holder may exercise such right from time to time by sending notice (an "Election Notice") to the Corporation, by facsimile, requesting that the Corporation disclose to such holder whether the Corporation would elect to redeem any portion of the Premium for cash in lieu of issuing Common Stock in accordance with Section 4 hereof if such holder were to exercise his, her or its right of conversion pursuant to
Section 4. The Corporation shall, no later than the fifth (5th) business day following receipt of an Election Notice, disclose to such holder, whether the Corporation would elect to redeem any portion of a Premium in connection with a conversion pursuant to a Conversion Notice delivered over the subsequent ten
(10) business day period. If the Corporation does not respond to such holder within such five (5) business day period via facsimile, the Corporation shall, with respect to any conversion pursuant to a Conversion Notice delivered within the subsequent ten (10) business day period, forfeit its right to redeem such Premium in accordance with Section D.3(a) and shall be required to convert such Premium into shares of Common Stock in accordance with Section 4 hereof.

                           (c)      Except as provided in Section D.3 and
Section D.4 hereof, the Series D Preferred Stock is not subject to redemption.

                           (d)      Commencing May 15, 1998, at any time that
the average of the closing bid prices for the Common Stock on NASDAQ, or on the principal securities exchange or other securities market on which the Common Stock is being traded, for the twenty (20) consecutive Trading Days ending one Trading Day prior to the date the Corporation provides the holders a Redemption Notice (as defined herein) under this Section D.3 is equal to or greater than 200% of the closing bid price for the Common Stock on NASDAQ (or on the principal securities exchange or other securities market on which the Common Stock is being traded) on the Closing Date (as defined herein) (the "Optional Redemption Threshold Price"), the Corporation shall have the right, in its sole discretion, to redeem ("Redemption at Corporation's Election") any or all of the Series D Preferred Stock at the Redemption Price (as defined herein), in accordance with the redemption procedures set forth below; provided, however, that if the average closing bid price of the Common Stock for any ten (10) consecutive Trading Days after a Redemption Notice is less than 75% of the Optional Redemption Threshold Price, the Corporation's Redemption Notice shall thereafter be rendered null and void and the Corporation shall not have the right to redeem the Series D Preferred Stock pursuant to the terms of this Section D.3 unless and until it delivers another Redemption Notice to the holders of the Series D Preferred Stock in accordance with the provisions of this Section D.3. "Trading Day" shall mean any day on which the Common Stock is traded for any period on NASDAQ, or on the principal securities exchange or other securities market on which the Common Stock is then being traded. If the Corporation elects to redeem some, but not all, of the Series D Preferred Stock, the Corporation shall redeem a pro-rata amount from each holder of Series D Preferred Stock. Holders of Series D Preferred Stock may convert all or any part of their shares of Series D Preferred Stock into Common Stock by delivering a Notice of Conversion (as defined herein) to the Corporation at any time prior to the Effective Date of Redemption (as defined herein).

                           (e)      The "Redemption Price" with respect to each
share of Series D Preferred Stock shall mean the amount equal to the sum of (i) the Stated Value thereof plus (ii) the amount equal to eight (8%) percent per annum of such Stated Value for the period beginning on the issuance of such share and ending on the Effective Date of Redemption hereunder.

                           (f)      The Corporation shall effect each redemption
under this Section D.3 by giving at least ninety (90) days (subject to extension as set forth below) prior written notice (the "Redemption Notice") to (i) the holders of Series D Preferred Stock selected for redemption at the address and facsimile number of such holder appearing in the Corporation's register for the Series D Preferred Stock and (ii) the Transfer Agent, which Redemption Notice shall be deemed to have been delivered three (3) business days after the Corporation's mailing (by overnight courier, with a copy by facsimile) of such notice. Such Redemption Notice shall indicate the number of shares of the holder's Series D Preferred Stock that have been selected for redemption, the date which such redemption is to become effective (the "Effective Date of Redemption") and the Redemption Price. The Corporation shall not be entitled to send any Redemption Notice and begin the redemption procedure unless it has (i) the full amount of the Redemption Price, in cash, available in a demand or other immediately available account in a bank or similar financial institution or (ii) immediately available credit facilities, in the full amount of the Redemption Price, with a bank or similar financial institution on the date the Redemption Notice is delivered to the applicable holder. Notwithstanding the foregoing, the ninety (90) day notice period referred to herein shall be extended with respect to any holder of Series D Preferred Stock by such number of days after the date of the Redemption Notice as such holder is not permitted to sell all of its Series D Preferred Stock pursuant to an effective registration statement filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (or a successor statute) (the "1933 Act") or pursuant to Rule 144(k) under the 1933 Act.

         The Redemption Price shall be paid to the holder of the Series D Preferred Stock being redeemed within 10 business days of the Effective Date of Redemption; provided, however, that the Corporation shall not be obligated to deliver any portion of the Redemption Price until either the certificates evidencing the Series D Preferred Stock being redeemed are delivered to the office of the Corporation or the Transfer Agent, or the holder notifies the Corporation or the Transfer Agent that such certificates have been lost, stolen or destroyed and delivers the documentation in accordance with Section D.4(d) hereof. Notwithstanding anything herein to the contrary, in the event that the certificates evidencing the Series D Preferred Stock redeemed are not delivered to the Corporation or the Transfer Agent prior to the 10th business day following the Effective Date of Redemption, the redemption of the Series D Preferred Stock pursuant to this Section D.3 shall still be deemed effective as of the Effective Date of Redemption and the Redemption Price shall be paid to the holder of Series D Preferred Stock redeemed within 5 business days of the date the certificates evidencing the Series D Preferred Stock redeemed are actually delivered to the Corporation or the Transfer Agent.

                           (g)      If of any of the following events (each, a
"Mandatory Redemption Event") shall occur:

                                   (i)       Conversion and the Shares. The
                                             -------------------------
Corporation fails to issue shares of Common Stock (subject to the limitations set forth in Section D.4(g)) to the holders of Series D Preferred Stock upon exercise by the holders of their conversion rights in accordance with the terms of this Certificate of Designation (for a period of at least sixty (60) days if such failure is solely as a result of the circumstances governed by Section D.4(e) below and the Corporation is using all commercially reasonable efforts to authorize a sufficient number of shares of Common Stock as soon as practicable), fails to transfer any certificate for shares of Common Stock issued to the holders upon conversion of the Series D Preferred Stock and when required by Section D of the Fourth Restated Certificate of Incorporation or the Registration Rights Agreement, dated as of May 15, 1996, by and among the Corporation and the other signatories thereto (the "Registration Rights Agreement") (or shares of Common Stock issuable upon exercise of the warrants (the "Warrants") issued pursuant to the Securities Purchase Agreement, dated as of May 15, 1996, by and between the Corporation and the other signatory thereto (the "Purchase Agreement") in accordance with the Warrants), or fails to remove any restrictive legend on any certificate or any shares of Common Stock issued to the holders of Series D Preferred Stock upon conversion of the Series D Preferred Stock as and when required by this Fourth Restated Certificate of Incorporation, the Purchase Agreement or the Registration Rights Agreement (or shares of Common Stock issuable upon exercise of the Warrants in accordance with the Warrants) and any such failure shall continue uncured for twenty (20) business days after the Corporation shall have been notified thereof in writing by the holder;

                                    (ii)    Failure to Register. The Corporation
                                            -------------------
fails to obtain effectiveness with the Securities and Exchange Commission (the "SEC") of the Registration

Statement (as defined in the Registration Rights Agreement) prior to November 15, 1996 (other than because of issues raised by the SEC arising from the transactions contemplated by the Purchase Agreement or because of a change in the policy, procedures, interpretations, positions, practice or rules of the SEC made public after the date hereof so long as, in either case, the Corporation is using all commercially reasonable efforts to achieve the effectiveness of such Registration Statement) or lapses in effect (or sales otherwise cannot be made thereunder) for more than thirty (30) consecutive days or sixty (60) days in any twelve (12) month period after such Registration Statement becomes effective;

                                    (iii)    Receiver or Trustee. The
                                             -------------------
Corporation or any subsidiary of the Corporation shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for all or substantially all of its property or business; or such a receiver or trustee shall otherwise be appointed;

                                    (iv)     Bankruptcy. Bankruptcy, insolvency,
                                             ----------
reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Corporation or any subsidiary of the Corporation.

         Then, upon the occurrence and during the continuation of any Mandatory Redemption Event specified in subparagraphs (i) or (ii), at the option of the holders of at least 50% of the then outstanding shares of Series D Preferred Stock by written notice (the "Mandatory Redemption Notice") to the Corporation of such Mandatory Redemption Event, the Corporation shall, and upon the occurrence of any Mandatory Redemption Event specified in subparagraphs (iii) or
(iv), purchase the holder's shares of Series D Preferred Stock for an amount per share equal to 125% multiplied by the Redemption Price in effect at the time of the redemption hereunder.

         Subject to the limitations contained in Section D.4(g), if the Corporation fails to pay the Mandatory Redemption Amount for each share within five (5) business days of written notice that such amount is due and payable, then each holder of Series D Preferred Stock shall have the right at any time, so long as the Mandatory Redemption Event continues to require the Corporation, upon written notice, to immediately issue (in accordance with the terms of Section D.4 below), in lieu of the Mandatory Redemption Amount, with respect to each outstanding share of Series D Preferred Stock held by such holder, the number of shares of Common Stock of the Corporation equal to the Mandatory Redemption Amount divided by the Conversion Price then in effect.

                  4.       Conversion at the Option of the Holder.
                           --------------------------------------

                           (a)      Each holder of shares of Series D Preferred
Stock may, at its option at any time and from time to time (whether or not the Corporation has sent an Optional Conversion Notice to the holders of Series D Preferred Stock pursuant to Section D.3), upon surrender of the certificates therefor, convert any or all of its shares of Series D Preferred Stock into Common Stock as follows (an "Optional Conversion"). Each share of Series D Preferred Stock shall be convertible into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing (x) the sum of
(I) the Stated Value thereof, plus (II) unless the Corporation has timely redeemed such Premium in cash in accordance with Section D.3, an amount equal to eight percent (8%) per annum of such Stated Value for the period beginning on the date of issuance of such share and ending on the Conversion Date (the "Premium"), by (y) the then effective Conversion Price (as defined below); provided, however, that in no event shall holders of shares of Series D Preferred Stock be entitled to convert any such shares in excess of that number of shares upon conversion of which the sum of (x) the number of shares of Common Stock beneficially owned by the holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the shares of Series D Preferred Stock and the unexercised portion of the Warrants) and (y) the number of shares of Common Stock issuable upon the conversion of the shares of Series D Preferred Stock with respect to which the determination of this proviso is being made would result in beneficial ownership by the holder and its affiliates of more than 4.9% of the outstanding shares of Common Stock. For purposes of the second proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13 D-G thereunder, except as otherwise provided in clause (x) of such proviso.

                           (b)      The "Conversion Price" shall be the lesser
of (i) the Applicable Percentage (as hereinafter defined) of the average of the closing bid prices for the Common Stock on the NASDAQ National Market ("NASDAQ"), or on the principal securities exchange or other securities market on which the Common Stock is then being traded, for the five (5) consecutive Trading Days (as defined below) ending one Trading Day prior to the date (the "Conversion Date") the Conversion Notice is sent by a holder to the Corporation via facsimile (the "Variable Conversion Price"), and (ii) the average of the closing bid prices for the Common Stock on NASDAQ for the five (5) consecutive Trading Days ending on the Closing Date under the Purchase Agreement (the "Closing Date") (the "Fixed Conversion Price") (subject to equitable adjustments from time to time pursuant to the antidilution provisions of Section D.4(c) below). Applicable Percentage means (i) 100%, if the Conversion Date is within forty (40) days after the Closing Date, and (ii) 90%, if the Conversion Date is within eighty (80) days, but more than forty (40) days, after the Closing Date, and (iii) 75%, if the Conversion Date is more than eighty (80) days after the Closing Date.

                           (c)      The Conversion Price shall be subject to
adjustment from time to time as follows:

                                    (i)      Adjustment to Fixed Conversion
                                             ------------------------------
Price Due to Stock Split, Stock Dividend, Etc. If at any time when the Series D
---------------------------------------------
Preferred Stock is issued and outstanding, the number of outstanding shares of Common Stock is increased by a stock split, stock dividend, or other similar event, the Fixed Conversion Price shall be proportionately reduced, or if the number of outstanding shares of Common Stock is decreased by a reverse stock split, combination or reclassification of shares, or other similar event, the Fixed Conversion Price shall be proportionately increased. In such event the Corporation shall notify the Transfer Agent of such change on or before the effective date thereof.

                                    (ii)     Adjustment to Variable Conversion
                                             ---------------------------------
Price. If at any time when Series D Preferred Stock is issued and outstanding,
-----
the number of outstanding shares of Common Stock is increased or decreased by a stock split, stock dividend, combination, reclassification or other similar event, which event shall have taken place during the reference period for determination of the Conversion Price for any Optional Conversion or Mandatory Conversion of the Series D Preferred Stock, then the Variable Conversion Price shall be calculated giving appropriate effect to the stock split, stock dividend, combination, reclassification or other similar event for all five (5) Trading Days immediately preceding the Conversion Date.

                                    (iii)    Adjustment Due to Merger,
                                             -------------------------
Consolidation, Etc. If, at any time when Series D Preferred Stock is issued and
------------------
outstanding and prior to the conversion of all Series D Preferred Stock, there shall be (i) any reclassification or change of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination),
(ii) any consolidation or merger of the Corporation with any other corporation (other than a merger in which the Corporation is the surviving or continuing corporation and its capital stock is unchanged), (iii) any sale or transfer of all or substantially all of the assets of the Corporation or (iv) any share exchange pursuant to which all of the outstanding shares of Common Stock are converted into other securities or property, then the holders of Series D Preferred Stock shall, upon being given at least thirty (30) days prior written notice of such transaction, thereafter have the right to purchase and receive upon conversion of Series D Preferred Stock, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore issuable upon conversion, such shares of stock and/or securities or other property as may be issued or payable with respect to or in exchange for the number of shares of Common Stock immediately theretofore purchasable and receivable upon the conversion of Series D Preferred Stock held by such holders had such merger, consolidation, exchange of shares, recapitalization, reorganization or other similar event not taken place and in any such case appropriate provisions shall be made with respect to the rights and interests of the holders of the Series D Preferred Stock to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Conversion Price and of the number of shares issuable upon conversion of the Series D Preferred Stock) shall thereafter be applicable, as nearly as may be practicable in relation to any shares of stock or securities thereafter deliverable upon the conversion thereof. The Corporation shall not effect any transaction described in this subsection (c) unless (i) each holder of Series D Preferred Stock has received written notice of such transaction at least thirty
(30) days prior thereto and in no event later than ten (10) days prior to the record date for the determination of shareholders entitled to vote with respect thereto, and (ii) the provisions of this paragraph have been complied with. The above provisions shall similarly apply to successive reclassifications, consolidations, mergers, sales, transfers or share exchanges.

                                    (iv)     No Fractional Shares. If any
                                             --------------------
adjustment under this Section D.4(c) would create a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares of Common Stock issuable upon conversion shall be the next higher number of shares.

                           (d)      In order to convert Series D Preferred Stock
into full shares of Common Stock, a holder shall: (i) fax a copy of the fully executed notice of conversion in the form attached hereto as Exhibit A ("Notice
                                                             ---------
of Conversion") to the Corporation at the office of the Corporation for the Series D Preferred Stock that the holder elects to convert the same, which notice shall specify the number of shares of Series D Preferred Stock to be converted, the applicable Conversion Price and a calculation of the number of shares of Common Stock issuable upon such conversion (together with a cop of the first page of each certificate to be converted) prior to Midnight, New York City time (the "Conversion Notice Deadline") on the date of conversion specified on the Notice of Conversion; and (ii) surrender the original certificates representing the Series D Preferred Stock being converted (the "Preferred Stock Certificates"), duly endorsed, along with a copy of the Notice of Conversion as soon as practicable thereafter to the office of the Corporation for the Series D Preferred Stock; provided, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless either the Preferred Stock Certificates are delivered to the Corporation as provided above, or the holder notifies the Corporation that such certificates have been lost, stolen or destroyed (subject to the requirements of subparagraph (i) below). In the case of a dispute as to the calculation of the Conversion Price, the Corporation shall promptly issue such number of shares of Common Stock that are not disputed in accordance with subparagraph (ii) below. The Corporation shall submit the disputed calculations to its outside accountant via facsimile within three (3) business days of receipt of the Notice of Conversion. The accountant shall audit the calculations and notify the Corporation and the holder of the results no later than 48 hours from the time it receives the disputed calculations. The accountant's calculation shall be deemed conclusive absent manifest error.

                                    (i)      Lost or Stolen Certificates. Upon
                                             ---------------------------
receipt by the Corporation of evidence of the loss, theft, destruction or mutilation of any Preferred Stock Certificates representing shares of Series D Preferred Stock, and (in the case of loss, theft or destruction) of indemnity or security reasonably satisfactory to the Corporation, and upon surrender and cancellation of the Preferred Stock Certificate(s), if mutilated, the Corporation shall execute and deliver new Preferred Stock Certificate(s) of like tenor and date. However, the Corporation shall not be obligated to reissue such lost or stolen Preferred Stock Certificate(s) if the holder contemporaneously requests the Corporation to convert such Series D Preferred Stock.

                                    (ii)     Delivery of Common Stock Upon
                                             -----------------------------
Conversion. Upon the surrender of certificates as described above from a holder
----------
of Series D Preferred Stock accompanied by a Notice of Conversion, the Corporation shall issue and, within two (2) business days (the "Delivery Period") after such surrender (or, in the case of lost, stolen or destroyed certificates, after provision of agreement and indemnification pursuant to subparagraph (i) above), deliver to or upon the order of the holder (i) that number of shares of Common Stock for the portion of the shares of Series D Preferred Stock converted as shall be determined in accordance herewith and (ii) a certificate representing the balance of the shares of Series D Preferred Stock not converted, if any. In addition to any other remedies available to the holder, including actual damages and/or equitable relief, the Corporation shall pay to a holder $250 in cash for the first day beyond such Delivery Period that the Corporation fails to deliver Common Stock issuable upon surrender of shares of Series D Preferred Stock with a Notice of Conversion and $500 per day in cash for each day thereafter until such time as the earlier of the date that the Corporation has delivered all such Common Stock and the tenth day beyond such Delivery Period. Such cash amount shall be paid to such holder by the fifth day of the month following the month in which it has accrued. In the event the Corporation fails to deliver such Common Stock prior to the expiration of the ten (10) business day period after the Delivery Period for any reason (whether due to a requirement of law or a stock exchange or otherwise), such holder shall be entitled to (in addition to any other remedies available to the holder) Conversion Default Payments in accordance with Section D.4(e) hereof beginning on the expiration of such ten
(10) business day period.

                                    (iii)    No Fractional Shares. If any
                                             --------------------
conversion of Series D Preferred Stock would result in a fractional share of Common Stock or the right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares of Common Stock issuable upon conversion of the Series D Preferred Stock shall be the next higher number of shares.

                                    (iv)     Conversion Date. The "Conversion
                                             ---------------
Date" shall be the date specified in the Notice of Conversion, provided (i) that the advance copy of the Notice of Conversion is faxed to the Corporation before Midnight, New York City time, on the Conversion Date, and (ii) that the original Preferred Stock Certificate(s), duly endorsed, are surrendered along with a copy of the Notice of Conversion as soon as practicable thereafter to the office of the Corporation or the Transfer Agent for the Series D Preferred Stock. The person or persons entitled to receive the shares of Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such securities as of the Conversion Date and all rights with respect to the shares of Series D Preferred Stock surrendered shall forthwith terminate except the right to receive the shares of Common Stock or other securities or property issuable on such conversion.

                           (e)      A number of shares of the authorized but
unissued Common Stock sufficient to provide for the conversion of the Series D Preferred Stock outstanding at the then current Conversion Price shall at all times be reserved by the Corporation, free from preemptive rights, for such conversion or exercise. If the Corporation shall issue any securities or make any change in its capital structure which would change the number of shares of Common Stock into which each share of the Series D Preferred Stock shall be convertible at the then current Conversion Price, the Corporation shall at the same time also make proper provision so that thereafter there shall be a sufficient number of shares of Common Stock authorized and reserved, free from preemptive rights, for conversion of the outstanding Series D Preferred Stock on the new basis. If, at any time a holder of shares of Series D Preferred Stock submits a Conversion Notice, the Corporation does not have sufficient authorized but unissued shares of Common Stock available to effect such conversion in accordance with the provisions of this Section 4 (a "Conversion Default"), the Corporation shall issue to the holder all of the shares of Common Stock which are available to effect such conversion (including, with the Holder's written consent, any shares underlying outstanding Warrants ("Borrowed Shares")). The number of shares of Series D Preferred Stock included in the Notice of Conversion which exceeds the amount which is then convertible into available shares of Common Stock (including Borrowed Shares, if any) (the "Excess Amount") shall, notwithstanding anything to the contrary contained herein, not be convertible into Common Stock in accordance with the terms hereof until (and at the holder's option at any time after) the date additional shares of Common Stock are authorized by the Corporation to permit such conversion, at which time the Conversion Price in respect thereof shall be the lesser of (i) the Conversion Price on the Conversion Date Default (as defined below) and (ii) the Conversion Price on the Conversion Date elected by the holder in respect thereof. The Corporation shall pay to the holder payments ("Conversion Default Payments") for a Conversion Default in the amount of (N/365), multiplied by the sum of the Stated Value with respect to each share of Series D Preferred Stock, multiplied by the Default Amount (as defined below) on the first day of the Conversion Default (the "Conversion Default Date"), multiplied by .25, where (i) N = the number of days from the Conversion Default Date to the earlier of (A) the date (the "Authorization Date") that the Corporation authorizes a sufficient number of shares of Common Stock to effect conversion of the full number of shares of Series D Preferred Stock and (B) the date such share of Series D Preferred Stock is redeemed in accordance with Section D.4(d) and (ii) "Default Amount" means the Excess Amount plus the number of shares of Series D Preferred Stock that would not be convertible as a result of this Section D.4(e) but for the Borrowed Shares. The Corporation shall send notice to the holder of the authorization of additional shares of Common Stock, the Authorization Date and the amount of holder's accrued Conversion Default Payments. The accrued Conversion Default Payments for each calendar month shall be paid in cash or, subject to the limitations contained in Section D.4(g), shall be convertible into Common Stock at the Conversion Price, at the holder's option, as follows:

                                    (i)      In the event holder elects to take
such payment in cash, cash payment shall be made to holder by the fifth day of the month following the month in which it has accrued; and

                                    (ii)     In the event holder elects to take
such payment in Common Stock, the holder may convert such payment amount into Common Stock at the Conversion Price (as in effect at the time of Conversion) at any time after the fifth day of the month following the month in which it has accrued in accordance with the terms of this Section 4.

                                    1.       Nothing herein shall limit the
holder's right to pursue actual damages for the Corporation's failure to maintain a sufficient number of authorized shares of Common Stock, and each holder shall have the right to pursue all remedies available at law or in equity (including a decree of specific performance and/or injunctive relief).

                           (f)      Upon the occurrence of each adjustment or
readjustment of the Conversion Price pursuant to this Section 4, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series D Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series D Preferred Stock, furnish or cause to be furnished to each holder a like certificate setting forth (i) such adjustment or readjustment, (ii) the Conversion Price at the time in effect and (iii) the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon conversion of a share of Series D Preferred Stock.

                           (g)      Notwithstanding anything contained herein to
the contrary, in no event shall the aggregate number of shares of Common Stock issuable upon conversion or redemption of, or otherwise issuable with respect to, all of the Series D Preferred Stock issued by the Corporation pursuant to the Purchase Agreement (including, without limitation, all shares of Common Stock issued with respect to such Series D Preferred Stock pursuant to Section
D.3 and Section D.4(e) hereof, but without taking into account any shares of Common Stock issuable upon exercise of Warrants) plus all shares of Common Stock issuable pursuant to Section 2(c) of the Registration Rights Agreement exceed 2,424,884 (subject to equitable adjustments from time to time pursuant to the antidilution provisions of Section D.4(c) above). In the event the Corporation is prohibited from issuing shares of Common Stock as a result of the operation of this Section D.4(g), the provisions of Section 3, subparagraph (ii) of Section D.4(d) and Section D.4(e) shall apply to the extent applicable.

                  5.       Mandatory Conversion.
                           --------------------

         Each share of Series D Preferred Stock issued and outstanding on May 15, 2001, automatically shall be converted into shares of Common Stock on such date at the then effective Conversion Price in accordance with the provisions of Section D.4 hereof (the "Mandatory Conversion").

                  6.       Voting Rights.
                           -------------

         The holders of the Series D Preferred Stock have no voting power whatsoever, except as otherwise provided by the Delaware General Corporation Law ("DGCL"), and in this Section D.6, and in Section D.7 below.

         Notwithstanding the above, the Corporation shall provide each holder of Series D Preferred Stock with prior notification of any meeting of the shareholders (and copies of proxy materials and other information sent to shareholders). In the event of any taking by the Corporation of a record of its shareholders for the purpose of determining shareholders who are entitled to receive payment of any dividend or other distribution, any right to subscribe for, purchase or otherwise acquire (including by way of merger, consolidation or recapitalization) any share of any class or any other securities or property, or to receive any other right, or for the purpose of determining shareholders who are entitled to vote in connection with any proposed sale, lease or conveyance of all or substantially all of the assets of the Corporation, or any proposed liquidation, dissolution or winding up of the Corporation, the Corporation shall mail a notice to each holder, at least ten
(10) days prior to the record date specified therein (or 30 days prior to the consummation of the transaction or event, whichever is earlier), of the date on which any such record is to be taken for the purpose of such dividend, distribution, right or other event, and a brief statement regarding the amount and character of such dividend, distribution, right or other event to the extent known at such time.

         To the extent that under the DGCL the vote of the holders of the Series D Preferred Stock, voting separately as a class or series as applicable, is required to authorize a given action of the Corporation, the affirmative vote or consent of the holders of at least a majority of the shares of the Series D Preferred Stock represented at a duly held meeting at which a quorum is present or by written consent of a majority of the shares of Series D Preferred Stock (except as otherwise may be required under the DGCL) shall constitute the approval of such action by the class. To the extent that under the DGCL holders of the Series D Preferred Stock are entitled to vote on a matter with holders of Common Stock, voting together as one class, each share of Series D Preferred Stock shall be entitled to a number of votes equal to the number of shares of Common Stock into which it is then convertible using the record date for the taking of such vote of shareholders as the date as of which the Conversion Price is calculated. Holders of the Series D Preferred Stock shall be entitled to notice of (and copies of proxy materials and other information sent to shareholders) all shareholder meetings or written consents with respect to which they would be entitled to vote, which notice would be provided pursuant to the Corporation's by-laws and the DGCL.

                  7.       Protection Provision.
                           --------------------

         So long as shares of Series D Preferred Stock are outstanding, the Corporation shall not, without first obtaining the approval (by vote or written consent, as provided by the DGCL) of the holders of at least a majority of the then outstanding shares of Series D Preferred Stock:

                           (a)      alter or change the rights, preferences or
privileges of the Series D Preferred Stock or any other class or series of capital stock of the Corporation so as to affect adversely the Series D Preferred Stock;

                           (b)      create any new class or series of capital
stock having a preference over the Series D Preferred Stock as to distribution of assets upon liquidation, dissolution or winding up of the Corporation ("Senior Securities");

                            (c)     create any new class or series of capital
stock ranking pari passu with the Series D Preferred Stock as to distribution of assets upon liquidation, dissolution or winding up of the Corporation (as previously defined in Section D.1 hereof, "Pari Passu Securities");

                           (d)      increase the authorized number of shares of
Series D Preferred Stock.

                           (e)      do any act or thing not authorized or
contemplated by this Certificate of Designation which would result in taxation of the holders of shares of the Series D Preferred Stock under Section 305 of the Internal Revenue Code of 1986, as amended (or any comparable provision of the Internal Revenue Code as hereafter from time to time amended); or

                           (f)      issue after the Closing Date any Senior
Securities or Pari Passu Securities (other than Common Stock).

         In the event holders of at least a majority of the then outstanding shares of Series D Preferred Stock agree to allow the Corporation to alter or change the rights, preferences or privileges of the shares of Series D Preferred Stock, pursuant to subsection (a) above, so as to affect the Series D Preferred Stock, then the Corporation will deliver notice of such approved change to the holders of the Series D Preferred Stock that did not agree to such alteration or change (the "Dissenting Holders") and Dissenting Holders shall have the right for a period of twenty (20) days to convert pursuant to the terms of this Section D of the Fourth Restated Certificate of Incorporation of the Corporation as they exist prior to such alteration or change or continue to hold their shares of Series D Preferred Stock.

                  8.       Notices.
                           -------

         Each holders of Series D Preferred Stock shall send a copy of all notices to be given to the Corporation under this Section D of the Second Restated Certificate of Incorporation to such one (1) counsel as the Corporation may designate in writing at least five (5) business days prior to such holder sending such notice. For purposes of this Section D.8, the initial counsel designated by the Corporation for receiving copies of notices under this Section D of the Fourth Restated Certificate of Incorporation shall be Jackson Tufts Cole & Black, LLP, 60 South Market Street, San Jose, California 95113,
Attention: Richard Scudellari, Telecopier (408) 998-4889.

         FIFTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, alter or repeal the by-laws of the Company, subject always to the right of the stockholders entitled to vote with respect thereto to adopt additional bylaws and to alter or repeal by-laws adopted by the Board of Directors, and to provide in connection therewith that any by-law adopted or altered by the stockholders may be altered or repealed only by a vote of a designated proportion of the stockholders.

         SIXTH:

                  (A) If with respect to any of the following transactions, a stockholder vote is required by law or by any other rules or policies to which the Company may then be subject, the affirmative vote of two-thirds of the outstanding stock entitled to vote thereon, given in person or by proxy, at a meeting called for the purpose shall be necessary.

                           (a) To approve (i) the lease, sale, exchange, transfer or other disposition by the Company of all or substantially all, of its assets or business to a related company, or an affiliate of a related company, or (ii) the consolidation of the Company with or its merger into a related company or an affiliate of a related company, or
         (iii) the merger into the Company or a subsidiary of the Company of a related company or an affiliate of a related company, or (iv) an acquisition of substantially all of the assets of a corporation or of the securities representing such assets, in which the Company, or any subsidiary of the Company, is the acquiring corporation and voting shares of the Company are issued or transferred to a related company or an affiliate of a related company, or to stockholders of a related company, or an affiliate of a related company, or an associated person.

                           (b) To approve any agreement, contract, or other arrangement with a related company or an affiliate of a related company, or an associated person providing for any of the transactions described in subparagraph (a) above; or

                           (c) To effect any amendment of the Certificate of Incorporation which changes the provisions of this Article Sixth:

                                    1.       For the purpose of this Article
         Sixth, (i) a "related company" in respect of a given transaction, shall be any person, partnership, corporation, or firm (except a subsidiary of the Company at least a majority of whose stock is owned by the Company) which, together with its affiliates and associated persons owns of record or beneficially, directly or indirectly, in excess of 10% of the outstanding shares of the Company, entitled to vote upon such transaction, as of the record date used to determine the stockholders of the Company entitled to vote upon such transaction; (ii) an "affiliate" of a related company shall be any individual, joint venture, trust, partnership, or corporation which, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the related company; and (iii) an "associated person" of a related company shall be any officer or director or any beneficial owner, directly or indirectly, of 10% or more of any class of equity security of such related company or any of its affiliates.

                  The determination of the Board of Directors of the Company, based on information known to the Board of Directors and made in good faith, shall be conclusive as to whether any person, partnership, corporation or firm is a related company or affiliate or associated person as defined in this Article Sixth.

                  (B) If the provisions of this Article Sixth are applicable to a transaction and if the provisions of Section 262 of the Delaware General Corporation Law, or any similar provision hereinafter enacted, would be applicable thereto but for the provisions of subparagraph (k) thereof, then the stockholders of the Company shall be entitled to the rights granted by Section 262 of the Delaware General Corporation Law or any similar provision hereafter enacted notwithstanding the exemptions contained in subparagraph (k) of such section.

                  (C) If the provisions of this Article Sixth are applicable to a transaction, but the provisions of Section 262 of the Delaware General Corporation Law are not applicable thereto, notwithstanding the elimination of the exemptions contained in subparagraph (k) of such Section, then a holder of dissenting shares with respect to such transaction shall be entitled to receive from the Company, payment for the value of his stock on the effective date of the transaction, excluding any appreciation or depreciation in value from the expectation or accomplishment of the transaction.

                           (a)      To qualify as a holder of dissenting shares,
a stockholder shall, before the taking of the vote on the transaction, file with the Company a written objection to such proposed transaction. Following the effective date of such transaction, the Company shall notify each stockholder who has filed such written objection and whose shares were not voted in favor of the transaction, that the transaction has become effective. The notice shall be sent by registered or certified mail, return receipt requested, addressed to the stockholder at his address as it appears on the records of the Company. Such stockholder shall, within 20 days after the mailing of the notice, demand, in writing, from the Company, payment of the value of his stock. The demand shall state the number and class of shares held of record by the stockholder which he demands that the Company purchase and shall contain a request that the Company state what it claims to be the fair market value of these shares. In addition, within 20 days after the date of mailing of such notice, such stockholder shall submit to the Company at its principal office or at the office of any transfer agent thereof, his certificate representing the shares which he demands that the Company purchase to be stamped or endorsed with a statement that the shares are dissenting shares or to be exchanged for a certificate of appropriate denomination to be so stamped or endorsed. Upon subsequent transfers of such dissenting shares on the books of the Company, the new certificates issued therefor shall bear a like statement, together with the name of the original dissenting holder of the shares.

                           (b)      As used in this paragraph (C) "dissenting
shares" means shares which come within all the following descriptions:

                                    1.       Which were held of record on the
date for the determination of stockholders entitled to vote at the meeting at which the transaction was approved and the holder thereof filed written objection thereto with the Company before the taking of the vote thereon and did not vote in favor thereof.

                                    2.       Which the holder has demanded that
the Company purchase at their fair market value in accordance with subparagraph
(a) above.

                                    3.       Which the holder has submitted for
endorsement in accordance with subparagraph (a) above.

                           (c)      Within five days after receipt of a copy of
a demand for purchase of shares as dissenting shares, the Company shall, by registered or certified mail, return receipt requested, addressed to the stockholder at his address as it appears on the records of the Company, mail a written offer to purchase the shares if they are determined to be dissenting shares, at a price deemed by the Company to represent their fair market value.

                           (d)      Payment of the fair market value of the
dissenting shares shall be made within 30 days after the amount thereof has been agreed upon, upon surrender of the certificates therefor unless provided otherwise by agreement.

                           (e)      If the Company shall deny that the shares
are dissenting hares, or the Company shall fail to make an offer for the shares, or the Company and the stockholder fail to agree upon the fair market value of the shares, the Company or any stockholder demanding purchase of his shares as dissenting shares, within four months after the date upon which the Company mailed notice that the transaction was effective, but not thereafter, may make written demand to the American Arbitration Association, Los Angeles, California, for a determination of the value of the dissenting shares or of whether the shares are dissenting shares, or both, in accordance with the Commercial Arbitration Rules of such Association, which arbitration shall be conducted in Los Angeles, California. If such arbitration is commenced by the Company, there shall be named therein all stockholders who have theretofore qualified as dissenting stockholders. If such arbitration is commenced by any one or more of such stockholders, the Company shall be permitted to join therein all stockholders who have theretofore qualified as dissenting stockholders. The arbitration shall be conducted before a panel of three arbitrators selected in accordance with the Commercial Arbitration Rules of the America Arbitration Association, and such panel of arbitrators shall determine those stockholders who have complied with the provisions of this Paragraph (C), and who have become entitled to the valuation of any payment for their shares and the value of such dissenting shares. Each stockholder who is a party to such arbitration, and the Company, shall be afforded reasonable opportunity to submit pertinent evidence on the value of the shares. Upon the determination of the value of the stock and of the stockholders entitled to payment therefor by the panel of arbitrators, such panel of arbitrators shall direct the payment of such value to the stockholders entitled thereto by the Company upon transfer to it of the certificates representing such stock, which determination may be enforced by a court of competent jurisdiction in the State of New York.

                           (f)      The costs of the arbitration shall be
assessed or apportioned as the panel of arbitrators considers equitable.

                           (g)      All action required or permitted to be taken
by the panel of arbitrators shall be taken by the majority decision of the members of the panel of arbitrators.

                           (h)      Except as expressly limited in this
Paragraph (C), holders of dissenting shares continue to have all the rights and privileges incident to those shares until the fair market value of their shares is agreed upon or determined. A holder of dissenting shares may not withdraw his dissent or demand for payment unless the Company, by its Board of Directors, consents thereto.

                           (i)      Dissenting shares lose their status as
dissenting hares, and the holders thereof cease to be entitled to require the Company to purchase their shares upon the happening of any of the following

                                    1.       The Company abandons the
transaction which the dissenting stockholder did not approve.

                                    2.       The shares are surrendered for
conversion into shares of another class in accordance with the Certificate of Incorporation, or transferred prior to their submission for endorsement in accordance with subparagraph (a) above.

                                    3.       The holder of the dissenting shares
and the Company do not agree upon the status of the shares as dissenting shares and upon the purchase price of the shares, and the holder of the dissenting shares does not file a written demand for arbitration or intervene in an arbitration or is not made a party to an arbitration in respect to dissenting shares within four months after the date on which the notice of the effective date of the transaction is mailed to the stockholders.

                           (j)      If litigation is instituted to test the
sufficiency or regularity of the votes of the stockholders in authorizing a transaction, the proceeding for compensation of any holder of dissenting shares shall be suspended until final determination of such litigation.

         SEVENTH: The Company shall indemnify any and all persons whom it has the power to indemnify pursuant to the General Corporation Law of Delaware against any and all expenses, judgments, fines, amounts paid in settlement, and any other liabilities to the fullest extent permitted by such law and may at the discretion of the Board of Directors, purchase and maintain insurance, at its expense, to protect itself and such persons against any expense, judgment, fine, amount paid in settlement or other liability, whether or not the Company would have the power to so indemnify such person under the General Corporation Law of Delaware.

         EIGHTH: A director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Company shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. Any repeal or modification of this Article by the stockholders of the Company shall not adversely affect any right or protection of a director of the Company existing at the time of such repeal or modification.

         IN WITNESS WHEREOF, OXIS INTERNATIONAL,INC., a Delaware corporation has caused this Fourth Restated Certificate of Incorporation to be signed by its Chairman of the Board and attested by its Secretary, this 26th day of August, 1996.



                                           OXIS INTERNATIONAL, INC., a
                                           Delaware corporation


                                           /s/ RAY R. ROGERS
                                           ----------------------------------
                                           Ray R. Rogers,
                                           Chairman of the Board



ATTEST:


By: /s/ JON S. PITCHER
    -----------------------------
        Jon S. Pitcher,
        Secretary

                                    EXHIBIT A

                              NOTICE OF CONVERSION

                    (To be executed by the Registered Holder
                in order to Convert the Series D Preferred Stock)

         The undersigned hereby irrevocably elects to convert shares of Series D Preferred Stock, represented by stock certificate No.(s). (the "Preferred Stock Certificates") into shares of common stock ("Common Stock") of OXIS International, Inc. (the "Corporation") according to the conditions of the Corporation's Certificate of Incorporation with respect to Series D Preferred Stock, as of the date written below. If securities are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates. No fee will be charged to the Holder for any conversion, except for transfer taxes, if any. A copy of each Preferred Stock Certificate is attached hereto (or evidence of loss, theft or destruction thereof).

         The undersigned represents and warrants that all offers and sales by the undersigned of the securities issuable to the undersigned upon conversion of Series D Preferred Stock shall be made pursuant to registration of the securities under the Securities Act of 1933, as amended (the "Act"), or pursuant to an exemption from registration under the Act.

                          Date of Conversion:______________________________

                          Applicable Conversion Price:_____________________

                          Number of Shares of
                          Common Stock to be Issued:_______________________


                          Signature:_______________________________________

                          Name:____________________________________________

                          Address:_________________________________________

                          _________________________________________________

                          _________________________________________________

* The Corporation is not required to issue shares of Common Stock until the original Series D Preferred Stock Certificate(s) (or evidence of loss, theft or destruction thereof) to be converted are received by the Corporation or its Transfer Agent. The Corporation shall issue and deliver shares of Common Stock to an overnight courier not later than two (2) business days following receipt of the original Preferred Stock Certificate(s) to be converted, and shall make payments pursuant to the Certificate of Incorporation for the number of business days such issuance and delivery is late.

                          CERTIFICATE OF DESIGNATIONS,
                             PREFERENCES AND RIGHTS
                                       of
                      SERIES E CONVERTIBLE PREFERRED STOCK
                                       of
                            OXIS INTERNATIONAL, INC.

         Pursuant to Section 151 of the Delaware General Corporation Law

         OXIS International, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), hereby certifies that the following resolutions were adopted by the Board of Directors of the Corporation pursuant to authority of the Board of Directors as required by Section 151 of the Delaware General Corporation Law:

         RESOL VED, that pursuant to the authority granted to and vested in the Board of Directors of this Corporation {the "Board of Directors" or the "Board") in accordance with the provisions of its Restated Certificate of Incorporation, the Board of Directors hereby authorizes a series of the Corporation's previously authorized Preferred Stock, par value $.01 per share (the "Preferred Stock'.), an hereby states the designation and number of shares, and fixes the relative rights, preferences, privileges, powers and restrictions thereof as follows:

         Series E Convertible Preferred Stock:

                           I.       DESIGNATION AND AMOUNT

         The designation of this series, which consists of 3,000 shares of Preferred Stock, is Series E Convertible Preferred Stock (the "Series E Preferred Stock") and the stated value shall be Five Hundred Dollars ($500) per share (the "Stated Value").

                           II.      RANK WITH RESPECT TO LIQUIDATION EVENT
                                    --------------------------------------

         In the event of any distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of Series E Preferred Stock shall participate on an equal basis with the holders of the Corporation's Common Stock, par value $.50 per share (the "Common Stock"), as if the series E Preferred Stock had converted into Common Stock.

                           III.     NO DIVIDENDS
                                    ------------

         The Series E Preferred Stock will bear no dividends, and the holders of the Series E Preferred Stock sha11 not be entitled to receive dividends on the Series E Preferred Stock.


Filed Delaware
12/9/96

                           IV.      [INTENTIONALLY OMITTED]

                           V.       CASH REDEMPTION OF SERIES E PREFERRED STOCK
                                    -------------------------------------------

         A. Except as provided in Article V.B hereof, the Series E Preferred Stock is not subject to redemption.

         B. If any of the following events (each, a "Mandatory Redemption Event") shall occur:

                           (i)      Conversion and the Shares. The Corporation
                                    -------------------------
fails to issue shares of Common Stock (subject to the limitations set forth in Article VI.G.) to the holders of Series E Preferred Stock upon exercise by the holders of their conversion rights in accordance with the terms of this Certificate of Designation (for a period of at least one hundred twenty (120) days if such failure is solely as a result of the circumstances governed by
Article VI.E. below and the Corporation is using all commercially reasonable efforts to authorize a sufficient number of shares of Common Stock as soon as practicable), fails to transfer any certificate for shares of Common Stock issued to the holders upon conversion of the Series E Preferred Stock and when required by this Certificate of Designation or the Registration Rights Agreement dated as of December 10, 1996, by and among the Corporation and the other signatories thereto (the "Registration Rights Agreement"), or fails to remove any restrictive legend on any certificate or any shares of Common Stock issued to the holders of Series E Preferred Stock upon conversion of the Series E Preferred Stock as and when required by this Certificate of Designation, the Securities Subscription Agreement dated as of December 10, 1996 ("Purchase Agreement") or the Registration Rights Agreement and any such failure shall continue uncured for ten (10) business days after the Corporation sha11 have been notified thereof in writing by the holder;

                           (ii)     Failure to Register. The Corporation fails
                                    -------------------
to obtain effectiveness with the Securities and Exchange Commission (the "SEC") of the Registration Statement (as defined in the Registration Rights Agreement) prior to April 1, 1997 or lapses in effectiveness (or sales otherwise cannot be made thereunder) for more than thirty (30) consecutive days or sixty (60) days in any twelve (12) month period after such Registration Statement becomes effective;

                           (iii)    Receiver or Trustee. The Corporation or any
                                    -------------------
subsidiary of the corporation shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for all or substantially all of its property or business; or such a receiver or trustee shall otherwise be appointed;

                           (iv)     Bankruptcy. Bankruptcy, insolvency,
                                    ----------
reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Corporation or any subsidiary of the Corporation.

         Then. upon the occurrence and during the continuation of any Mandatory Redemption Event specified in subparagraph (i) or (ii), at the option of the holders of at least 50% of the then outstanding shares of Series E Preferred Stock by written notice (the "Mandatory Redemption Notice") to the Corporation of such Mandatory Redemption Event, the Corporation shall, and upon the occurrence of any Mandatory Redemption Event specified in subparagraphs (iii) or
(iv) the Corporation shall, without the necessity of any such notice, purchase the holder's shares of Series E Preferred Stock for an amount per share equal to
(y) 125% multiplied by the Redemption Price in effect at the time of the redemption hereunder (the "Mandatory Redemption Amount") with respect to the events specified in subparagraphs (ii), (iii) and (iv) above and (z) with respect to the event specified in subparagraph (i) above, 1he greater of (yy) the Mandatory Redemption Amount or (zz) the Redemption Price multiplied by the ratio of the highest closing bid price of the Common Stock for the ten (10) business days following the Conversion Date (numerator) and the "Conversion Price" (denominator) as defined in Article VI.B. The "Redemption Price" with respect to each share of Series E Preferred Stock shall mean the amount equal to the Stated Va1ue thereof.

         Subject to the limitations contained in Article VI.G, if the Corporation fails to pay the Mandatory Redemption Amount for each share within fifteen (15) business days of written notice that such amount is due and payable, then each holder of Series E Preferred Stock shall have the right at any time (so long as the Mandatory Redemption Event continues in effect) to require the Corporation, upon written notice, to immediately issue (in accordance with the terms of Article VI below), in lieu of the Mandatory Redemption Amount, with respect to each outstanding share of Series E Preferred Stock held by such holder, the number of shares of Common Stock of the Corporation equal to the Mandatory Redemption Amount divided by the Conversion Price then in effect.

                           VI.      CONVERSION AT THE OPTION OF THE HOLDER
                                    --------------------------------------

         A. Each holder of shares of Series E Preferred Stock may, at its option at any time and from time to time after the earlier of (i) April 9, 1997 or (ii) thirty (30) days following the closing of a public offering of Common Stock by the Corporation, upon surrender of the certificates therefore, convert any or all of its shares of Series E Preferred Stock into Common Stock as follows (an "Optional Conversion"). Each share of Series E Preferred Stock shall be convertible into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing (x) the Stated Value thereof by (y) the then effective Conversion Price (as defined below); provided, however, that in no event shall holders of shares of Series E Preferred Stock be entitled to convert any such shares in excess of Common Stock beneficially owned by the holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the shares of Series E Preferred Stock) and (yy) the number of shares of Common Stock issuable upon conversion of the shares of Series E Preferred Stock with respect to which the determination of this proviso is being made would result in beneficial ownership by the holder and its affiliates of more than 4.9% or the outstanding shares of Common Stock. For purposes of the second proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13 D-G thereunder, except as otherwise provided in clause (xx) of such proviso.

         B. The "Conversion Price" shall be the lesser (i) the Applicable Percentage (as hereinafter defined) of the average of the closing bid prices for the Common Stock on the NASDAQ National Market ("NASDAQ"), or on the principal securities exchange or other securities market on which the Common Stock is then being traded, for the five (5) consecutive Trading Days ending one Trading Day prior to the date (the "Conversion Date") the Conversion Notice is sent by a holder to the Corporation via facsimile (the "Variable Conversion Price"), and
(ii) $2.00 (the "Fixed Conversion Price") (subject to equitable adjustments from time to time pursuant to the antidilution provisions of Article VI.C. below). "Applicable Percentage" means 75%. "Trading Day" shall mean any day on which the Common Stock is traded for any period on NASDAQ, or on the principal securities exchange or other securities market on which the Common Stock is then being traded.

         C. The Conversion Price shall be subject to adjustment from time to time as follows:

                  (a)      Adjustment to Fixed Conversion Price Due to Stock
                           -------------------------------------------------
Split, Stock Dividend Etc. If a any time when the Series E Preferred Stock is
-------------------------
issued and outstanding, the number of outstanding shares of Common Stock is increased by a stock split, stock dividend, or other similar event, the Fixed Conversion Price shall be proportionately reduced, or if the number of outstanding shares of Common Stock is decreased by a reverse stock split, combination or reclassification of shares, or other similar event, the Fixed Conversion Price shall be proportionately increased. In such event the Corporation shall notify the Transfer Agent of such change on or before the effective date thereof

                  (b)      Adjustment to Variable Conversion Price. If at any
                           ---------------------------------------
time when Series E Preferred Stock is issued and outstanding, the number of outstanding shares of Common Stock is increased or decreased by stock split, stock dividend, combination, reclassification or other similar event, which event shall have taken place during the reference period for determination of the Conversion Price for any Optional Conversion or Mandatory Conversion of the Series E Preferred Stock, then the Variable Conversion Price shall be calculated giving appropriate effect to the stock split, stock dividend, combination, reclassification or other similar event for all five (5) Trading Days immediately preceding the Conversion Date.

                  (c)      No Fractional Shares. If any adjustment under this
                           --------------------
Article VI.C. would create a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares of Common Stock issuable upon conversion shall be the next higher number of shares.

         D. In order to convert Series E Preferred Stock into full shares of Common Stock, a holder shall: (i) fax a copy of the fully executed notice of conversion in the form attached hereto ("Notice of Conversion") to the Corporation at the office of the Corporation for the Series E Preferred Stock that the holder elects to convert the same, which notice shall specify the number of shares of Series E Preferred Stock to be converted, the applicable Conversion Price and a calculation of the number of shares of Common Stock issuable upon such conversion (together with a copy of the first page of each certificate to be converted) prior to Midnight, New York City time (the "Conversion Notice Deadline") on the date of conversion specified on the Notice of Conversion; and (ii) surrender the original certificates representing the Series E Preferred Stock being converted (the "Preferred Stock Certificates"), duly endorsed, along with a copy of the Notice of Conversion as soon as practicable thereafter to the office of the Corporation for the Series E Preferred Stock; provided. however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless either the Preferred Stock Certificates are delivered to the Corporation as provided above, or the holder notifies the corporation that such certificates have been lost, stolen or destroyed (subject to the requirements of subparagraph (a) below). In the case of a dispute as to the calculation of the Conversion Price, the Corporation shall promptly issue such number of shares of Common Stock that are not disputed in accordance with subparagraph (b) below. The Corporation shall submit the disputed calculations to its outside accountant via facsimile within three (3) business days of receipt of the Notice of Conversion. The accountant shall audit the calculations and notify the Corporation and the holder of the results no later than 48 hours from the time it receives the disputed calculations. The accountant's calculation shall be deemed conclusive absent manifest error.

                  (a)      Lost or Stolen Certificates. Upon receipt by the
                           ---------------------------
Corporation of evidence of the loss, theft, destruction or mutilation of any Preferred Stock Certificates representing shares of Series E Preferred Stock, and (in the case of loss, theft or destruction) of indemnity or security reasonably satisfactory to the Corporation, and upon surrender and cancellation of the Preferred Stock Certificate(s), if mutilated, the Corporation shall execute and deliver new Preferred Stock Certificate(s) of like tenor and date. However, the Corporation shall not be obligated to reissue such lost or stolen Preferred Stock Certificate(s) if the holder contemporaneously requests the Corporation to convert such Series E Preferred Stock.

                  (b)      Delivery of Common Stock Upon Conversion. Upon the
                           ----------------------------------------
surrender of certificates as described above from a holder of Series E Preferred Stock accompanied by a Notice of Conversion, the Corporation shall issue and, within three (3) business days (the "Delivery Period") after such surrender (or, in the case of lost, stolen or destroyed certificates, after provisions of agreement and indemnification pursuant to subparagraph (a) above), deliver to or upon the order of the holder (i) that number of shares of Common Stock for the portion of the shares of Series E Preferred Stock converted as shall be determined in accordance herewith and (ii) a certificate representing the balance of the shares of Series E Preferred Stock not converted, if any. In addition to any other remedies available to the holder, including actual damages and/or equitable relief, the Corporation shall pay to a holder $250 in cash for the first day beyond such Delivery Period that the Corporation fails to deliver Common Stock issuable upon surrender of shares of Series E Preferred Stock with a Notice of Conversion and $500 per day in cash for each day thereafter until such time as the earlier of the date that the Corporation has delivered all such Common Stock and the tenth day beyond such Delivery Period. Such cash amount shall be paid to such holder by the fifth day of the month following the month in which it has accrued. In the event the Corporation fails to deliver such Common Stock prior to the expiration of the ten (10) business day period after the Delivery Period for any reason (whether due to a requirement of law or a stock exchange or otherwise), such holder shall be entitled to (in addition to any other remedies available to the holder) Conversion Default Payments in accordance with Article V1.E. hereof beginning on the expiration of such ten
(10) business day period.

                  (c)      No Fractional Shares. If any conversion of Series E
                           --------------------
Preferred Stock
would result in a fractional share of Common Stock or the right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares of Common Stock issuable upon conversion of the Series E Preferred Stock shall be the next higher number of shares.

                  (d)      Conversion Date. The "Conversion Date" sha11 be the
                           ---------------
date specified in the Notice of Conversion, provided (i) that the advance copy of the Notice of Conversion is faxed to the Corporation before Midnight, New York City time, on the Conversion Date, and (ii) that the original Preferred Stock Certificate(s), duly endorsed, are surrendered along with a copy of the Notice of Conversion as soon as practicable thereafter to the office of the Corporation or the Transfer Agent for the Series E Preferred Stock. The person or persons entitled to receive the shares of Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such securities as of the Conversion Date and all rights with respect to the shares of Series E Preferred Stock surrendered shall forthwith terminate except the right to receive the shares of Common Stock or other securities or property issuable on such conversion.

         E. A number of shares of the authorized but unissued Common Stock sufficient to provide for the conversion of the Series E Preferred Stock outstanding at the then current Conversion Price shall at all times be reserved by the Corporation, free from preemptive rights, for such conversion or exercise. If the Corporation shall issue any securities or make any change in its capital structure which would change the number of share of Common Stock into which each share of the Series E Preferred Stock shall be convertible at the then current Conversion Price, the Corporation shall at the same time also make proper provisions so that thereafter there shall be a sufficient number of shares of Common Stock authorized and reserved, free from preemptive rights, for conversion of the outstanding Series E Preferred Stock on the new basis. If, at any time a holder of shares of Series E Preferred Stock submits a Conversion Notice, the Corporation does not have sufficient authorized but unissued shares of Common Stock available to effect such conversion in accordance with the provisions of this Article VI (a "Conversion Default"), the Corporation shall issue to the holder all of the shares of Common Stock which are available to effect such conversion. The number of shares of Series E Preferred Stock included in the Notice of Conversion which exceeds the amount which is then convertible into available shares of Common Stock (the "Excess Amount") shall, notwithstanding anything to the contrary contained herein, not be convertible into Common Stock in accordance with the terms hereof until (and at the holder's option at any time after) the date additional shares of Common Stock are authorized by the Corporation to permit such conversion, at which time the Conversion Price in respect thereof shall be the lesser of (i) the Conversion Price on the Conversion Date Default (as defined below) and (ii) the Conversion Price on the Conversation Date elected by the holder in respect thereof. The Corporation shall pay to the bolder payments ("Conversion Default Payments") for a Conversion Default in the amount of (N/365), multiplied by the sum of the Stated Value with respect to each share of Series E Preferred Stock, multiplied by the Default Amount (as defined below) on the first day of the Conversion Default (the "Conversion Default Date"), multiplied by .25, where (i) N = the number of days from the Conversion Default Date to the earlier of (A) the date (the "Authorization Date") that the Corporation authorizes a sufficient number of shares of Common Stock to effect conversion of the full number of shares of Series E Preferred Stock and (B) the date such share of Series E Preferred Stock is redeemed in accordance with Article VI.D. and (ii) "Default Amount" means the Excess Amount. The Corporation shall send notice to the holder of the authorization of additional shares of Common Stock, the Authorization Date and the amount of holder's accrued Conversion Default Payments. The accrued Conversion Default Payments for each calendar month shall be paid in cash or, subject to the limitations contained in Article VI.G., shall be convertible into Common Stock at the Conversion Price, at the holder's option, as follows:

                  (a) In the event holder elects to take such payment in cash, cash payment shall be made to holder by the fifth day of the month following the month in which it has accrued; and

                  (b) In the event holder elects to take such payment in Common Stock, the holder may convert such payment amount into Common Stock at the Conversion Price (as in effect at the time of Conversion) at any time after the fifth day of the month following the month in which it has accrued in accordance with the terms of this Article VI.

Nothing herein shall limit the holder's right to pursue actual damages for the Corporation's failure to maintain a sufficient number of authorized shares of Common Stock, and each holder shall have the right to pursue all remedies available at law or in equity (including a decree of specific performance and/or injunctive relief).

         F. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Article VI, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series E Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series E Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustment or readjustment, (ii) the Conversion Price at the time in effect and (iii) the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon conversion of a share of Series E Preferred Stock.

         G. Notwithstanding anything contained herein to the contrary, in no event shall the aggregate number of shares of Common Stock issuable upon conversion or redemption of, or otherwise issuable with respect to, all of the Series E Preferred Stock issued by the Corporation pursuant to the Purchase Agreement or any purchase agreement pertaining to the sale of Series E Preferred Stock (including, without limitation, all shares of Common Stock issued with respect to such Series E Preferred Stock pursuant to Article V.C and Article VI.E hereof) plus all shares of Common Stock issued pursuant to the Purchase Agreement or issuable pursuant to Section 2(c) of the Registration Rights Agreement exceed 2,733,799 (subject to equitable adjustments from time to time pursuant to the antidilution provisions of Article VI.C above). In the event the Corporation is prohibited from issuing shares of Common Stock as a result of the operation of this Article VI.G., the provisions of Article V.C., subparagraph (b) of Article VI.D. and Article
VI.E. shall apply to the extent applicable.

                           VII.     MANDATORY CONVERSION
                                    --------------------

         Each share of Series E Preferred Stock issued and outstanding on December 11, 2001, automatically shall be converted into shares of Common Stock on such date at the then effective Conversion Price in accordance with the provisions of Article VI hereof (the "Mandatory Conversion").

                           VIII.    VOTING RIGHTS.
                                    -------------

         The holders of the Series E Preferred Stock have no voting power whatsoever, except as otherwise provided by the Delaware General Corporation Law ("DGCL"), and in this Article VIII, and in Article IX below.

         Notwithstanding the above, the Corporation shall provide each holder of Series E Preferred Stock with prior notification of any meeting of the shareholders (and copies of proxy materials and other information sent to shareholders). In the event of any taking by the Corporation of a record of its shareholders for the purpose of determining shareholders who are entitled to receive payment of any dividend or other distribution, any right to subscribe for, purchase or otherwise acquire (including by way of merger, consolidation or recapitalization) any share of any class or any other securities or property, or to receive any other right or for the purpose of determining shareholders who are entitled to vote in connection with any proposed sale, lease or conveyance of all or substantially all of the assets of the Corporation, or any proposed liquidation, dissolution or winding up of the Corporation, the Corporation shall mail a notice to each holder, at least ten (10) days prior to the record date specified therein (or 30 days prior to the consummation of the transaction or event, whichever is earlier), of the date on which any such record is to be taken for the purpose of such dividend, distribution, right, or other event, and a brief statement regarding the amount and character of such dividend, distribution, right or other event to the extent known at such time.

         To the extent that under the DGCL the vote of the holders of the Series E Preferred Stock, voting separately as a class or series as applicable, is required to authorize a given action of the Corporation, the affirmative vote or consent of the holders of at least a majority of the shares of the Series E Preferred Stock represented at a duly held meeting at which a quorum is present or by written consent of a majority of the shares of Series E Preferred Stock (except as otherwise may be required under the DGCL) shall constitute the approval of such action by the class. To the extent that under the DGCL holders of the Series E Preferred are entitled to vote on a matter with holders of Common Stock, voting together as one class, each share of Series E Preferred Stock shall be entitled to a number of votes equal to the number of shares of Common Stock into which it is then convertible using the record date for the taking of such vote of shareholders as the date as of which the Conversion Price is calculated. Holders of the Series E Preferred Stock shall be entitled to notice of (and copies of proxy materials and other information sent to shareholders) all shareholder meetings or written consents with respect to which they would be entitled to vote, which notice would be provided pursuant to the Corporation's by-laws and the DOCL.

                           IX.      PROTECTION PROVISION
                                    --------------------

         So long as shares of Series E Preferred Stock are outstanding, the Corporation shall not, without first obtaining the approval (by vote or written consent, as provided by the DGCL) of the holders of at least a majority of the then outstanding shares of Series E Preferred Stock:

                  (a) alter or change the rights, preferences or privileges of the Series E Preferred Stock or any other class or series of capital stock of the Corporation so as to effect adversely the Series E Preferred Stock;

                  (b) create any new class or series of capital stock having a preference over the Series E Preferred Stock as to distribution of assets upon liquidation, dissolution or winding up of the Corporation ("Senior Securities");

                  (c) increase the authorized number of shares of Series E Preferred Stock;

                  (d) do any act or thing not authorized or contemplated by this Certificate of Designation which would result in taxation of the holders of shares of the Series E Preferred Stock under Section 305 of the Internal Revenue Code of 1986, as amended (or any comparable provision of the Internal Revenue Code as hereafter from time to time amended); or

                  (e)      issue after the Closing Date any Senior Securities.

         In the event holders of at least a majority of the then outstanding shares of Series E Preferred Stock agree to allow the Corporation to alter or change the rights, preferences or privileges of the shares of Series E Preferred Stock, pursuant to subsection (a) above, so as to affect the Series E Preferred Stock, then the Corporation will deliver notice of such approved change to the holders of the Series E Preferred Stock that did not agree to such alteration or change (the "Dissenting Holders") and Dissenting Holders shall have the right for a period of twenty (20) days to convert pursuant to the terms of this Certificate of Designation as they exist prior to such alteration or change or continue to hold their shares of Series E Preferred Stock.

                           X.       NOTICES
                                    -------

         Each holder of Series E Preferred Stock shall send a copy of all notices to be given to the Corporation under this Certificate of Designation to such one (1) counsel as the Corporation may designate in writing at least five
(5) business days prior to such holder sending such notice. For purposes of this
Article X, the initial counsel designated by the Corporation for receiving copies of notices under this Certificate of Designation shall be Jackson Tufts Cole & Blank, LLP, 60 South Market Street, San Jose, California 95113,
Attention: Richard Scudellari, Telecopier (408) 998-4889.


         IN WITNESS WHEREOF, this Certificate of Designations, Rights and Preferences is executed on behalf of the Corporation this 9th date of December, 1996.

                                           OXIS INTERNATIONAL, INC.


                                           By: /s/ RAY R. ROGERS
                                               -------------------------------
                                               Name:  Ray R. Rogers
                                               Title: Chairman

                              NOTICE OF CONVERSION

                    (To be Executed by the Registered Holder
                in order to Convert the Series E Preferred Stock)

         The undersigned hereby irrevocably elects to convert shares of Series E Preferred Stock, represented by stock certificate No(s), (the "Preferred Stock Certificates") into shares of common stock ("Common Stock") of OX1S International, Inc. (the "Corporation") according to the conditions of the Certificate of Designation of Series E Preferred Stock, as of the date written below. If securities are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates. No fee will be charged to the Holder for any conversion, except for transfer taxes, if any. A copy of each Preferred Stock Certificate is attached hereto (or evidence of loss, theft or destruction thereof).

         The undersigned represents and warrants that all offers and sales by the undersigned of the securities issuable to the undersigned upon conversion of the Series E Preferred Stock shall be made pursuant to registration of the securities under the Securities Act of 1933, as amended (the "Act"), or pursuant to an exemption from registration under the Act.

                          Date of Conversion: ______________________________

                          Applicable Conversion Price: _____________________

                          Number of Shares of
                          Common Stock to be Issued:________________________


                          Signature:________________________________________

                          Name:_____________________________________________

                          Address:__________________________________________
                                  __________________________________________
                                  __________________________________________


*The Corporation is not required to issue shares of Common Stock until the original Series E Preferred Stock Certificate(s) (or evidence of toss, theft or destruction thereof) to be converted are received by the Corporation or its Transfer Agent. The Corporation shall issue and deliver shares of Common Stock to an overnight courier not later than three (3) business days following receipt of the original Preferred stock Certificate(s) to be converted, and shall make payments pursuant to the Certificate of Designation for the number of business days such issuance and delivery is late.

                            CERTIFICATE OF AMENDMENT
                                       OF
            SECOND (SIC) FOURTH RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                            OXIS INTERNATIONAL, INC.


         OXIS INTERNATIONAL, INC., a Delaware corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

         FIRST: That the Board of Directors of said corporation, at duly called meeting of the directors, adopted a resolution proposing and declaring advisable the following amendment to the Restated Certificate of Incorporation of said corporation:

         RESOLVED, that the Fourth Restated Certificate of Incorporation of the Company be amended by amending the first paragraph of Article Fourth of the Fourth Restated Certificate of Incorporation of the Company to read in its entirety as follows:

                  "FOURTH:

                                    I.   COMMON STOCK
                        ---------

                  The Company is authorized to issue a total of Fifty Million (50,000,000) shares of Common Stock, each of which shares of Common Stock has a par value of Fifty Cents ($0.50). Dividends may be paid on the Common Stock as and when declared by the Board of Directors, out of any funds of the Company legally available for the payment of such dividends, and each share of Common Stock will be entitled to one vote on all matters on which such stock is entitled to vote. All duly authorized One Dollar ($1.00) par value shares outstanding shall be deemed shares having a par value of Fifty Cents ($0.50).

         SECOND: That thereafter, pursuant to resolution of its Board of Directors, a meeting of the stockholders of said corporation was held in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares required by statute were voted in favor of the amendment.

         THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 of the General Corporation Law of the State of Delaware.


Filed Delaware
7/17/97

         IN WITNESS WHEREOF, OXIS INTERNATIONAL, INC., a Delaware corporation, has caused this Certificate to be signed by its Chairman of the Board and attested by its Secretary, this 11th day of July, 1997.



                                           OXIS INTERNATIONAL, INC.,
                                           a Delaware corporation


                                           By: /s/ RAY R. ROGERS
                                               ------------------------------
                                               Chairman of the Board


ATTEST:


By: /s/ JON S. PITCHER
------------------------------
Jon S. Pitcher,
Secretary

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                            OXIS INTERNATIONAL, INC.
                            (a Delaware Corporation)

         OXIS International, Inc. (the "Corporation"), a corporation organized and existing under the Delaware General Corporation Law (the "DGCL"), DOES HEREBY CERTIFY:

         FIRST: That the Board of Directors and Stockholders of the Corporation have duly adopted resolutions proposing and declaring advisable the following amendment to the Corporation's Certificate of Incorporation:

         The first paragraph of Article FOURTH shall be amended to read in full as follows:

                  FOURTH:

                                    I.       COMMON STOCK
                                             ------------

                  The Company is authorized to issue a total of Ninety-Five million (95,000,000) shares of Common Stock, each of which shares of Common Stock has a par value of one-tenth of one cent ($.001). Dividends may be paid on the Common Stock as and when declared by the Board of Directors, out of any funds of the Company legally available for the payment of such dividends, and each share of Common Stock will be entitled to one vote on all matters on which such stock is entitled to vote. All duly authorized Fifty Cent ($.50) par value shares outstanding shall be deemed shares having a par value of one-tenth of one cent ($.001).

         SECOND: That said amendment has been duly adopted in accordance with the requirements of Section 242 of the DGCL. IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed on this 13th day of July, 1998 by Ray
R. Rogers, its authorized officer, who acknowledges under penalty of perjury that said amendment is the act and deed of the Corporation and that the facts stated herein are true and correct.

         IN WITNESS WHEREOF the Corporation has caused this Certificate to be signed on this ___ day of July, 1998, by Ray R. Rogers, its authorized officer, who acknowledges under penalty of perjury that said amendment is the act and deed of the Corporation and that the facts stated herein are true and correct.

                                        OXIS INTERNATIONAL, INC.

                                        By: /s/ RAY R. ROGERS
                                            -----------------------------
                                            Name: Ray R. Rogers
                                            Title: Chief Executive Officer


Filed Delaware 7/14/98

                            CERTIFICATE OF AMENDMENT
                                       OF
                                    RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                            OXIS INTERNATIONAL, INC.
                            (a Delaware Corporation)

         OXIS International, Inc. (the "Corporation"), a corporation organized and existing under the Delaware General Corporation Law (the "DGCL"), DOES HEREBY CERTIFY:

         FIRST: That the Board of Directors and Stockholders of the Corporation have duly adopted resolutions proposing and declaring advisable the following amendment to the Corporation's Restated Certificate of Incorporation:

         The first paragraph of Article FOURTH shall be amended by appending the following to the existing text:

                  Simultaneously with the effective date of this amendment (the "Effective Date"), each share of Common Stock issued and outstanding immediately prior to the Effective Date (the "Old Common Stock") shall automatically and without any action on the part of the holder thereof be reclassified as and changed into one-fifth (1/5) share of New Common Stock (the "New Common Stock "), subject to the treatment of fractional share interests as described below. Such reclassification and change of Old Common Stock into New Common Stock shall not change the par value per share of the shares reclassified and changed. Each holder of a certificate or certificates which immediately prior to the Effective Date represented outstanding shares of Old Common Stock (the "Old Common Stock Certificates," whether one or more) shall be entitled to receive upon surrender of such Old Common Stock Certificates to the Corporation's Transfer Agent for cancellation, a certificate or certificates (the "New Common Stock Certificates," whether one or more) representing the number of whole shares of New Common Stock into which and for which the shares of the Old Common Stock formerly represented by such Old Common Stock Certificates so surrendered, are reclassified under the terms hereof. From and after the Effective Date, Old Common Stock Certificates shall represent only the right to receive New Common Stock Certificates (and, where applicable, cash in lieu of fractional shares, as provided below) pursuant to the provisions hereof. No certificates or scrip representing fractional share interests in New Common Stock will be issued, and no such fractional share interest will entitle the holder thereof to vote, or to any rights of a stockholder of the Corporation.

Filed Delaware 10/20/98

                  A holder of Old Common Stock Certificates shall receive, in lieu of any fraction of a share of New Common Stock to which the holder would otherwise be entitled, a cash payment therefor in an amount equal to the product of (a) the fraction of such share and (b) the average of the closing reported bid and asked prices of one share of Old Common Stock, as reported on the NASDAQ National Market System, for the ten trading days immediately preceding the Effective Date for which transactions in Old Common Stock are reported thereon. If more than one Old Common Stock Certificate shall be surrendered at one time for the account of the same stockholder, the number of full shares of New Common Stock for which New Common Stock Certificates shall be issued shall be computed on the basis of the aggregate number of shares represented by the Old Common Stock Certificates so surrendered. In the event that the Transfer Agent determines that a holder of Old Common Stock Certificates has not tendered all the holder's certificates for exchange, the Transfer Agent shall carry forward any fractional share until all certificates of that holder have been presented for exchange such that payment for fractional shares to any one holder shall not exceed the value of one share. If any New Common Stock Certificate is to be issued in a name other than that in which the Old Common Stock Certificates surrendered for exchange are issued, the Old Common Stock Certificates so surrendered shall be properly endorsed and otherwise in proper form for transfer, and the person or persons requesting such exchange shall affix any requisite stock transfer tax stamps to the Old Common Stock Certificates surrendered, or provide funds for their purchase, or establish to the satisfaction of the Transfer Agent that such taxes are not payable. From and after the Effective Date, the amount of capital represented by the shares of the New Common Stock into which and for which the shares of the Old Common Stock are reclassified under the terms hereof shall be the same as the amount of capital represented by the shares of Old Common Stock so reclassified, until thereafter reduced or increased in accordance with applicable law.

         SECOND: That said amendment has been duly adopted in accordance with the requirements of Sections 141, 228 and 242 of the DGCL.

         THIRD: That this Certificate of Amendment of the Restated Certificate of Incorporation shall be effective on October 21, 1998 at 12:01 a.m., Eastern Standard Time.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed on this 28th day of September, 1998 by Ray R. Rogers, its authorized officer, who acknowledges under penalty of perjury that said amendment is the act and deed of the Corporation and that the facts stated herein are true and correct.

                                          OXIS INTERNATIONAL, INC.



                                          By: /s/ RAY R. ROGERS
                                              ---------------------------------
                                              Name:  Ray R. Rogers
                                              Title: Chief Executive Officer

                          CERTIFICATE OF DESIGNATIONS,
                             RIGHTS AND PREFERENCES
                                       of
                      SERIES F CONVERTIBLE PREFERRED STOCK
                                       of
                            OXIS INTERNATIONAL, INC.


         Pursuant to Section 151 of the Delaware General Corporation Law
         Oxis International, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), hereby certifies that the following resolutions were adopted by the Board of Directors of the Corporation pursuant to authority of the Board of Directors as required by Section 151 of the Delaware General Corporation Law:

         RESOLVED, that, pursuant to authority granted to and vested in the Board of Directors of this Corporation in accordance with the provision of its Fourth Restated Certificate of Incorporation, as amended, the Board of Directors hereby authorizes a series of the Corporation's previously authorized Preferred Stock, par value $.01 per share (the "Preferred Stock") and hereby states the designation and number of shares, and fixes the relative rights, preferences, privileges, powers and restrictions thereof as follows:

         Series F Convertible Preferred Stock:
                  I.       DESIGNATION AND AMOUNT.

            2,000,000 shares of the Corporation's authorized Preferred Stock are hereby designated as Series F Convertible Preferred Stock (the "Series F Preferred Stock") with par value $.01 per share.

                  II.      DIVIDENDS.

            No dividends shall be declared and set aside for any shares of the Series F Preferred Stock except in the event that the Board of Directors of the Corporation shall declare a dividend payable upon the then outstanding shares of the Common Stock of the Corporation, in which event the holders of the Series F Preferred Stock, subject to the prior rights of Series B and Series C Preferred Stock, shall be entitled to receive dividends in preference to the holders of

Filed Delaware 3/1/02

Common Stock at the rate of $.03 per share of Series F Preferred Stock then outstanding from legally available funds. The right to such dividends on shares of Series F Preferred Stock shall not be cumulative and no right shall accrue to the holders of Series F Preferred Stock by reason of the fact that dividends on said shares are not declared in any prior year, nor shall any undeclared or unpaid dividend bear or accrue interest.

                  III.     LIQUIDATION, DISSOLUTION OR WINDING UP.

         A.       Preference. Subject to the prior rights of the holders of
                  ----------
Series B and Series C Preferred Stock, in the event of any liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, the holders of each share of Series F Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any assets or surplus funds of the Corporation to the holders of Common Stock, the amount of $1.00 per share (which is the initial issue price and is subject to adjustment for stock splits, up or down, stock dividends or other corporate events resulting in the issuance of additional Series F Preferred Stock without consideration) plus any declared and unpaid dividends on such share (the "Series F Liquidation Preference"), for each share of Series F Preferred Stock then held by them. After all preferential amounts have been paid to the holders of Series F Preferred Stock and any other eligible preferred shares, all remaining assets and funds will be distributed to the holders of the other securities of the Corporation as required. If upon the occurrence of such an event, the assets and funds of the Corporation shall be insufficient to permit the payment in full to holders of the Series F Preferred Stock of the amount thus distributable, then the entire assets and funds of the Corporation legally available for such distribution shall be distributed ratably among the holders of the Series F Preferred Stock.

         A liquidation, dissolution or winding-up of the Corporation shall be deemed to have occurred within the meaning of this Article III upon (A) the sale, lease or other disposition by the Corporation of all or substantially all of its assets, or (B) the acquisition of the Corporation by another entity by stock purchase, consolidation, merger or other reorganization in which the holders of the Corporation's outstanding voting stock immediately prior to such transaction own, immediately after such transaction, securities representing less than fifty percent (50%) of the voting power of the entity surviving such transaction. This means that the holders of Series F Preferred Stock, when presented with a transaction as described above in this paragraph, must choose between one or the other (but not both) of receiving the Series F Liquidation Preference or converting their shares to Common Stock in order to participate in such transaction.

         B.       Distributions Other than Cash. Whenever the distribution
                  -----------------------------
provided for in this Article III shall be paid in property other than cash, the value of such distribution shall be: (x) if such securities are listed on an exchange or market, the closing price thereon as of the day preceding the date of distribution, (y) if such securities are traded on the over-the-counter market, the average of the closing bid and asked prices on such date, and (z) if such securities are not publicly traded, the fair market value as determined in good faith by the Corporation's Board of Directors.

         C.       Notices. Written notice of such liquidation, dissolution or
                  -------
winding-up, stating a payment date and the place where said sums will be payable shall be given by mail, postage prepaid, not less than 30 days prior to the payment date stated therein, to the holders of record of the Series F Preferred Stock, such notice to be addressed to each stockholder at his or its mailing address as shown by the records of the Corporation.

                  IV.      Voting Power.

         Each holder of Series F Preferred Stock shall be entitled to vote on all matters submitted to the Corporation's stockholders and shall be entitled to that number of votes equal to the number of votes that would be accorded to the largest number of whole shares of Common Stock into which such holder's shares of Series F Preferred Stock could be converted, pursuant to the provisions of
Article V of this Certificate, at the record date for the determination of stockholders entitled to vote on such matter or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is solicited and, except as otherwise provided herein, shall have voting rights and powers equal to the voting rights and powers of Common Stock. Except as set forth in Article IV.B below and to those matters submitted to the stockholders wherein Delaware law requires that the Series F Preferred stockholders vote as a separate class or voting group, the holders of shares of Series F Preferred Stock shall be entitled to notice of any stockholders meeting in accordance with the Bylaws of the Corporation and shall vote with the holders of Common Stock as a single class on all matters. In all cases where the holders of shares of Series F Preferred Stock have the right to vote separately as a class or group, such holders shall be entitled to one vote for each such share held by them respectively.

                  V.       Conversion Rights.

         The holders of the Series F Preferred Stock shall have the following conversion rights:

         A.       General. Subject to and in compliance with the provisions of
                  -------
this Article V, any shares of Series F Preferred Stock may, at the option of the holder, be converted at any time or from time to time into such number of fully paid and nonassessable shares (calculated as to each conversion to the largest whole share) of Common Stock as is determined by dividing $1.00 by the Applicable Conversion Rate as hereinafter provided. The price as to which shares of Common Stock shall be deliverable upon conversion of the shares of Series F Preferred Stock (the "Applicable Conversion Rate") shall initially be ten cents ($.10) per share of Common Stock. Such initial Applicable Conversion Rate shall be adjusted as hereinafter provided.

         The rights of conversion contained in this Article V.A may be exercised by the holder of shares of Series F Preferred Stock by giving written notice that such holder elects to convert a stated number of shares of Series F Preferred Stock into Common Stock, and by surrender of a certificate or certificates for the shares so to be converted to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holder or holders of the Series F Preferred Stock) at any time during its usual business hours, together with a statement of the name or names (with address) in which the certificate or certificates for shares of Common Stock shall be issued. In the event some but not all of the shares of Series F Preferred Stock represented by a certificate or certificates surrendered by a holder are converted, the Corporation shall execute and deliver to the holder a new certificate representing the number of shares of Series F Preferred Stock that were not converted. Upon any liquidation, dissolution or winding-up of the Corporation, the right of conversion shall terminate at the close of business on the last full business day next preceding the date fixed for payment of the Series F Liquidation Preference.

         All rights, preferences, and privileges granted to the Series F Preferred Stock, including, without limitation, the right to receive any declared but unpaid dividends, shall terminate with respect to any shares of Series F Preferred Stock upon the conversion thereof into Common Stock.

         B.       Automatic Conversion. Each share of Series F Preferred Stock
                  --------------------
shall automatically be converted into such number of fully paid and nonassessable shares of Common Stock (calculated in the manner set forth in Article V.A) (i) upon the closing of an underwritten public offering of shares of the Common Stock of the Corporation, the public offering price of which was not less than three dollars ($3.00) per share (adjusted to reflect subsequent stock dividends, stock splits or recapitalizations) and the aggregate offering proceeds (before transaction expenses and underwriting discounts) of which were not less than ten million dollars ($10,000,000) or (ii) upon the vote or written consent of the holders of not less than a majority of the then-outstanding shares of Series F Preferred Stock. Notice of an election under (ii) above shall be given by the Corporation to the holders of Series F Preferred Stock within 30 days of such vote or consent. The effective date of such conversion hereunder shall be the date specified in the vote causing conversion, or if no such date is specified, the date such vote is taken.

         C.       Adjustment of Applicable Conversion Rate. The Applicable
                  ----------------------------------------
Conversion Rate shall be subject to adjustment from time to time as follows:

                  (a)      Adjustment for Stock Splits and Combinations. If the
                           --------------------------------------------
Corporation, at any time or from time to time after the Series F Preferred Stock is issued, shall effect a subdivision or split of the outstanding Common Stock, the Applicable Conversion Rate then in effect immediately before that subdivision or split shall be proportionately decreased. Conversely, if this Corporation at any time or from time to time after the Series F Preferred Stock is issued shall combine the outstanding shares of Common Stock, the Applicable Conversion Rate then in effect immediately before the combination shall be proportionately increased. Any adjustment under this Article V.C(a) shall become effective at the close of business on the date the subdivision, split or combination becomes effective.

                  (b)      Adjustment for Certain Dividends and Distributions.
                           --------------------------------------------------
If the Corporation at any time or from time to time after the Series F Preferred Stock is issued shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Applicable Conversion Rate then in effect shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Applicable Conversion Rate for such Series F Preferred Stock then in effect by a fraction:

                           i.       the numerator of which shall be the total
number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date; and

                           ii.      the denominator of which shall be the total
number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution;

provided, however, that if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Applicable Conversion Rate for such Series F Preferred Stock shall be recalculated accordingly as of the close of business on such record date, and thereafter the Applicable Conversion Rate for Series F Preferred Stock shall be adjusted pursuant to this Article V.C(b) as of the time of actual payment of such dividends or distributions.

                  (c)      Adjustment for Reclassification, Exchange or
                           --------------------------------------------
Substitution. If the Common Stock issuable upon the conversion of the Series F
------------
Preferred Stock shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares or stock dividend provided for above), then and in each such event the holder of each share of Series F Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification or other change, by holders of the number of shares of Common Stock into which such shares of Series F Preferred Stock might have been converted immediately prior to such reorganization, reclassification or change, all subject to further adjustment as provided herein.

                  (d)      Adjustment Notice. Whenever the Applicable Conversion
                           -----------------
Rate shall be adjusted as provided in this Article V.C, this Corporation promptly shall file, at the office of the Secretary of this Corporation and any transfer agent for the Series F Preferred Stock, a statement, signed by its President or any Vice President and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, showing in detail the facts requiring such adjustment and the Applicable Conversion Rate that shall be in effect after such adjustment. This Corporation shall also cause a copy of such statement to be sent by mail, first-class postage prepaid, to each holder of shares of Series F Preferred Stock at each such holder's address appearing on this Corporation's records. Where appropriate, such copy may be given in advance and may be included as part of a notice required to be mailed under the provisions of
Article V.C(e) following.

                  (e)      Notice of Action. In the event this Corporation shall
                           ----------------
propose to take any action of the types described in Article V.C(a), (b) or (c), the Corporation shall give notice to each holder of shares of Series F Preferred Stock, in the manner set forth in Article V.C(d), which notice shall specify the record date, if any, with respect to any such action and the date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Applicable Conversion Rate and the number, kind or class of shares or other securities or property which shall be deliverable or purchasable upon the occurrence of such action or deliverable upon conversion of shares of Series F Preferred Stock. In the case of any action that would require the fixing of a record date, such notice shall be given at least ten days prior to the date so fixed, and in case of all other action, such notice shall be given at least 20 days prior to the taking of such proposed action. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

         D.       No Fractional Shares or Adjustments. No fractional shares of
                  -----------------------------------
Common Stock shall be issued upon conversion of any Series F Preferred Stock, but in lieu of fractional shares this Corporation shall pay an amount in cash equal to the fair value of such fractional interest. If the Common Stock is listed on an exchange or market, the fair value shall be the closing price thereon as of the day preceding the date of conversion, or if traded on the over-the-counter market, the average of the closing bid and asked prices on such date; if such stock is not publicly traded, the fair value shall be as determined in good faith by the Board of Directors. No adjustment in the Applicable Conversion Rate shall be made if such adjustment would result in a change of less than one cent ($0.01) thereto. Any adjustment of less than one cent ($0.01) that is not made shall be carried forward and made at the time of and together with any subsequent adjustment that, on a cumulative basis, amounts to an adjustment of one cent ($0.01) or more in the Applicable Conversion Rate.

         E.       Reserved Shares. As long as any of the Series F Preferred
                  ---------------
Stock remains outstanding, this Corporation shall take all steps necessary to reserve and keep available a number of its authorized but unissued shares of Common Stock sufficient for issuance upon conversion of all such outstanding shares of Series F Preferred Stock.

                  VI.      Redemption Rights.

         A.       Mandatory Redemption. Subject to any limitations on redemption
                  --------------------
set forth in the Corporation's Second Restated Certificate of Incorporation, as amended, if requested in writing by holders of not less than a majority of the then outstanding shares of Series F Preferred Stock at any time after February 15, 2007, the Corporation shall redeem, with funds legally available therefor, all outstanding shares of Series F Preferred Stock at a redemption price equal to the Series F Liquidation Preference plus $.03 per share of Series F Preferred Stock then outstanding (the "Redemption Value") payable by the Corporation in three (3) equal annual installments, without interest.

         B.        Surrender of Certificates. Ten days prior to payment by the
                   -------------------------
Corporation of the first annual installment of the Redemption Value (the "Redemption Date") , the Corporation shall mail written notice (the "Redemption Notice"), postage prepaid, to each holder of record of Series F Preferred Stock, at such holder's address as shown on the records of the Corporation; provided, however, that the Corporation's failure to give such Redemption Notice shall in no way affect its obligation to redeem the Series F Preferred Stock as provided in Article VI.A hereof. The Redemption Notice shall contain the following information:

                  (a) The number of shares of Series F Preferred Stock held by the holder which shall be redeemed by the Corporation on such Redemption Date pursuant to the provisions of Article VI.A;

                  (b)      the Redemption Date; and

                  (c) the address at which the holder may surrender to the Corporation its certificate or certificates representing shares of Series F Preferred Stock to be redeemed.

 Each holder of shares of Series F Preferred Stock to be redeemed shall surrender the certificate or certificates representing such shares to the Corporation at the place specified in the Redemption Notice on or before the Redemption Date designated in the Redemption Notice (provided that failure to surrender a stock certificate shall not prevent the redemption of the underlying stock), and thereupon the applicable Redemption Value for such shares as set forth in this Article VI shall be paid to the order of the person whose name appears on such certificate or certificates. Each surrendered certificate shall be canceled and retired.

         C.       Dividends After Redemption Date. No share of Series F
                  -------------------------------
Preferred Stock is entitled to any dividends after the date on which the first installment of the Redemption Value is paid to the holder thereof. On such date all rights of the holder of such share shall cease, and such share shall not be deemed to be outstanding.

         D.       Redeemed or Otherwise Acquired Shares. Any shares of Series F
                  -------------------------------------
Preferred Stock which are redeemed or otherwise acquired by the Corporation shall be canceled and shall not be reissued, sold or transferred.

         E.       Funds Legally Available. If the funds of the Corporation
                  -----------------------
legally available for redemption on the Redemption Date or on the date of the following two installments of the Redemption Value are insufficient to redeem all of the shares of Series F Preferred Stock submitted for redemption, those funds which are legally available will be used to redeem the maximum possible number of whole shares ratably among the holders of such shares.

         G.       Cancellation of Series F Preferred Stock. Notice of
                  ----------------------------------------
Redemption having been given as aforesaid in respect of shares of Series F Preferred Stock to be redeemed pursuant to Article VI.A, notwithstanding that any certificates for such shares shall not have been surrendered for cancellation, from and after the date of the payment of the first installment designated in the notice of redemption (i) none of the shares of Series F Preferred Stock represented thereby shall be deemed outstanding, (ii) the rights to receive dividends, if any, thereon shall cease to accrue, and (iii) all rights of the holders of Series F Preferred Stock to be redeemed shall cease and terminate, excepting only the right to receive the remaining balance of the Redemption Value in the two remaining installments.

                  VII.     Protective Provisions.

         So long as at least twenty percent (20%) of the original issue amount of shares of Series F Preferred Stock are outstanding, the Corporation shall not, without the approval of the holders of at least a majority of the then outstanding Series F Preferred Stock voting separately as a class or group:

                  (a) amend or change any of the rights, preferences, privileges or powers of, or the restrictions provided for the benefit of, the Series F Preferred Stock;

                  (b) take any action that authorizes, creates or issues shares of any class of stock having preferences superior to or on a parity with the Series F Preferred Stock;

                  (c) declare or pay any dividends on or make any distribution on account of the Common Stock (other than a dividend payable solely in shares of Common Stock);

         (d) take any action that increases or decreases the authorized number of shares of the Series F Preferred Stock (other than incident to a stock split up or down);

         (e) repurchase any shares of any other series of preferred stock or Common Stock (except for the repurchase of shares of Common Stock from directors, employees and consultants, or other repurchases aggregating no more than $25,000 in any twelve-month period, or repurchases as may be required under the terms of the Series B Preferred Stock or Series C Preferred Stock);

         (f) purchase or redeem any shares of Series F Preferred Stock other than pursuant to the redemption provisions contained in Article VI of this Certificate;

         (g) effect the sale of all or substantially all of the Corporation's assets or take any action which results in the holders of the Corporation's capital stock prior to the transaction owning less than 50% of the voting power of the Corporation's capital stock after the transaction; or

         (h) permit a subsidiary of the Corporation to sell securities to a third party.

                  VIII.    Notices.

         Each holder of Series F Preferred Stock shall send a copy of all notices to be given to the Corporation under this Certificate of Designation to such counsel as the Corporation may designate in writing at least five (5) business days prior to such holder sending such notice. For purposes of this
Article VIII, the initial counsel designated by the Corporation for receiving copies of notices under this Certificate of Designation shall be Tonkon Torp LLP, 1600 Pioneer Tower, 888 SW Fifth Avenue, Portland, Oregon 97204, Attention:
George C. Spencer, facsimile number (503) 972-3714.

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

         IN WITNESS WHEREOF, this Certificate of Designations, Rights and Preferences is executed on behalf of the Corporation this 26th day of February, 2002

                                     OXIS INTERNATIONAL, INC.


                                     By: /s/ RAY R. ROGERS
                                         ---------------------------------------
                                         Ray R. Rogers
                                         President and Chief Executive Officer

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